                                             As Filed Pursuant to Rule 424(b)(3)
                                             Registration No. 033-99994



                        CORPORATE PROPERTY ASSOCIATES 12
                                  INCORPORATED

                       SUPPLEMENT DATED APRIL 25, 1997 TO

                         PROSPECTUS DATED MARCH 6, 1997
                         (HEREINAFTER THE "PROSPECTUS")

                           SUMMARY OF THE SUPPLEMENT

                                EXPERTS (PAGE 1)

                     AUDITED FINANCIAL STATEMENTS (PAGE 2)

     This section sets forth the Company's audited financial statements for the years ended December 31, 1994, 1995 and 1996.

                       PRIOR PERFORMANCE TABLES (PAGE 10)

     This section sets forth the Company's prior performance tables for the periods ended December 31, 1996.

     Capitalized terms not defined herein will have the meanings ascribed to them in the Prospectus.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1994, 1995 and 1996 and the consolidated statements of operations, shareholders' equity and cash flows for the period from inception (July 30, 1993) to December 31, 1993 and for the years ended December 31, 1994, 1995 and 1996 of Corporate Property Associates 12 Incorporated and Subsidiaries, and the balance sheets of each of BB Property Company and GENA Property Company as of December 31, 1994 and 1995 and the Statements of income, partners' capital and cash flows for the years ended December 31, 1994 and 1995, all included in this prospectus, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                          AUDITED FINANCIAL STATEMENTS

INDEX OF FINANCIAL STATEMENTS:

Report of Independent Accountants.

Consolidated Balance Sheets of the Company as of December 31, 1994, 1995 and
1996.

Consolidated Statements of Operations of the Company for the years ended December 31, 1994, 1995 and 1996.

Consolidated Statements of Shareholders' Equity of the Company for the years ended December 31, 1994, 1995 and 1996.

Consolidated Statements of Cash Flows of the Company for the years ended December 31, 1994, 1995 and 1996.

Notes to Consolidated Financial Statements.

Schedule of Real Estate and Accumulated Depreciation.

                        REPORT of INDEPENDENT ACCOUNTANTS



To the Board of Directors of
  Corporate Property Associates 12 Incorporated and Subsidiaries:


         Our report on the consolidated financial statements of Corporate Property Associates 12 Incorporated and Subsidiaries has been incorporated by reference in this Form 10-K from page 5 of the 1996 Annual Report to Shareholders of Corporate Property Associates 12 Incorporated and Subsidiaries. In connection with our audits of such financial statements, we have also audited the related financial statement schedule on pages 29 to 31 of this Form 10-K.

         In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.




                                          /s/Coopers & Lybrand L.L.P.
New York, New York
March 24, 1997

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                        December 31, 1994, 1995 and 1996

                                                                1994                  1995                 1996
                                                                ----                  ----                 ----
         ASSETS:

Real estate leased to others:
   Accounted for under the
      operating method:
         Land                                                                     $ 5,295,898          $ 17,325,553
         Buildings                                                                 30,153,241            67,673,595
                                                                                  -----------          ------------
                                                                                   35,449,139            84,999,148
         Accumulated depreciation                                                     390,307             1,337,513
                                                                                  -----------          ------------
                                                                                   35,058,832            83,661,635
Net investment in direct financing leases                   $ 6,472,639            13,545,609            40,846,486
                                                            -----------           -----------          ------------
   Real estate leased to others                               6,472,639            48,604,441           124,508,121
Equity investments                                           11,671,073            10,382,492            16,091,935
Cash and cash equivalents                                    10,661,712            20,239,764            50,893,314
Deferred offering costs                                       1,401,664             1,066,262               654,402
Accrued rents and interest receivable                                                 141,716               271,146
Other assets                                                    236,520               738,102               874,926
                                                            -----------           -----------          ------------
           Total assets                                     $30,443,608           $81,172,777          $193,293,844
                                                            ===========           ===========          ============

         LIABILITIES:

Limited recourse mortgage notes payable                     $ 3,328,417           $18,127,538          $ 46,286,159
Accounts payable to affiliates                                2,163,364             2,499,284             2,258,581
Accounts payable and accrued expenses                            76,084               104,141               256,136
Deferred acquisition fees payable to an affiliate               712,467             1,577,639             3,414,097
Dividends payable                                               345,751             1,189,830             2,094,191
Accrued interest payable                                         28,661               136,086               418,035
Prepaid rental income and security deposits                                           884,581             1,379,288
                                                            -----------           -----------          ------------
           Total liabilities                                  6,654,744            24,519,099            56,106,487
                                                            -----------           -----------          ------------

Common stock, $.001 par value;
    526,921 shares; issued and
   outstanding; subject to redemption                                               5,269,210

         SHAREHOLDERS' EQUITY:

Common stock, $.001 par value; authorized,
   40,000,000 shares; issued and outstanding,
   2,717,263, 6,027,868 and 15,668,403 shares
   at December 31, 1994, 1995 and 1996                            2,717                 6,028                15,668
Additional paid-in capital                                   23,816,551            52,488,567           139,896,651
Dividends in excess of accumulated earnings                     (30,404)           (1,110,127)           (2,584,954)
                                                            -----------           -----------          ------------
                                                             23,788,864            51,384,468           137,327,365

Less treasury stock at cost, 14,395 shares at
   December 31, 1996                                                                                       (140,008)
                                                            -----------           -----------          ------------

           Total shareholders' equity                        23,788,864            51,384,468           137,187,357
                                                            -----------           -----------          ------------
           Total liabilities and
               shareholders' equity                         $30,443,608           $81,172,777          $193,293,844
                                                            ===========           ===========          ============

The accompanying notes are an integral part of the consolidated financial statements.

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

                      CONSOLIDATED STATEMENTS of OPERATIONS

              For the years ended December 31, 1994, 1995 and 1996

                                                                1994                    1995                1996
                                                                ----                    ----                ----
Revenues:
   Interest income from direct financing
      leases                                                 $  357,625             $ 1,221,026         $ 4,559,544
   Rental income from operating leases                                                2,111,998           5,000,989
   Other interest income                                        107,702                 660,623           1,873,094
                                                             ----------             -----------         -----------
                                                                465,327               3,993,647          11,433,627
                                                             ----------             -----------         -----------

Expenses:
   Interest expense                                             147,256               1,260,189           3,525,774
   Depreciation                                                                         390,307             947,206
   General and administrative                                   728,919                 942,074           1,488,793
   Property expense                                             164,836                 596,227           1,269,968
   Amortization                                                   6,638                  12,797              34,085
                                                             ----------             -----------         -----------
                                                              1,047,649               3,201,594           7,265,826
                                                             ----------             -----------         -----------

         (Loss) income before income from
             equity investments                                (582,322)                792,053           4,167,801

Income from equity investments                                  554,571               1,322,990           2,042,400
                                                             ----------             -----------         -----------

          Net (loss) income                                  $  (27,751)             $2,115,043         $ 6,210,201
                                                             ==========              ==========         ===========


Net (loss) income per common share                           $     (.03)             $      .53         $       .60
                                                             ==========              ==========         ===========

Weighted average shares outstanding                             843,911               4,016,686          10,365,828
                                                             ==========              ==========         ===========

The accompanying notes are an integral part of the consolidated financial statements.

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

                 CONSOLIDATED STATEMENTS of SHAREHOLDERS' EQUITY

              For the years ended December 31, 1994, 1995 and 1996


                                                                                 Dividends in
                                                               Additional          Excess of
                                               Common            Paid-in          Accumulated       Treasury
                                                Stock            Capital            Earnings          Stock               Total
                                                -----            -------            --------          -----               -----
Balance at December 31, 1993                 $        20      $     199,980      $     (2,653)                       $    197,347

2,697,263 Shares issued
  at $10 per share,
  net of offering costs of
  $2,718,729                                       2,697         24,251,204                                            24,253,901

Dividends declared                                                 (634,633)                                             (634,633)

Net loss                                                                              (27,751)                            (27,751)
                                             -----------      -------------      ------------      ------------      ------------

Balance at December 31, 1994                       2,717         23,816,551           (30,404)                         23,788,864

3,837,526 Shares issued
  at $10 per share,
  net of offering costs of
  $4,430,723                                       3,838         33,940,699                                            33,944,537

Common stock subject to
redemption; 526,921 shares                          (527)        (5,268,683)                                           (5,269,210)

Dividends declared                                                                 (3,194,766)                         (3,194,766)

Net income                                                                          2,115,043                           2,115,043
                                             -----------      -------------      ------------      ------------      ------------

Balance at December 31, 1995                       6,028         52,488,567        (1,110,127)                         51,384,468

9,117,364 Shares issued
  at $10 per share,
  net of offering costs of
  $8,988,624                                       9,117         82,175,899                                            82,185,016

Dividends declared                                                                 (7,684,030)                         (7,684,030)

Net income                                                                          6,210,201                           6,210,201

Repurchase of 14,395 shares                                                                          $  (140,008)        (140,008)

Reclassification of common stock subject
  to redemption at end of
  redemption period, 523,171 shares                  523          5,232,185              (998)                          5,231,710
                                             -----------      -------------      ------------      ------------      ------------

Balance at December 31, 1996                 $    15,668      $ 139,896,651      $ (2,584,954)     $   (140,008)     $137,187,357
                                             ===========      =============      ============      ============      ============

The accompanying notes are an integral part of the consolidated financial statements.

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

                      CONSOLIDATED STATEMENTS of CASH FLOWS

              For the years ended December 31, 1994, 1995 and 1996


                                                                      1994              1995             1996
                                                                      ----              ----             ----
Cash flows from operating activities:
  Net (loss) income                                              $    (27,751)     $  2,115,043      $  6,210,201
  Adjustments to reconcile net (loss) income
      to net cash provided by operating activities:
      Depreciation and amortization                                     6,638           403,104           981,291
      Amortization of unearned income recognized on
      direct financing leases greater than  scheduled rents            (5,406)          (94,658)         (164,456)
      Income from equity investments in excess
      of distributions received                                                         (71,462)         (294,055)
      (Increase) decrease in other assets                            (242,697)         (240,609)           43,745
      Increase in accrued rents and interest receivable                                (141,716)         (129,430)
      Increase in accounts payable and
        accrued expenses (a)                                           48,960            49,721            59,859
      Increase in accounts payable to affiliates (a)                  782,903           649,658           263,293
      Increase in accrued interest payable                             28,661           107,425           281,949
      Increase in prepaid rental income and security deposit                            884,581           494,707
                                                                 ------------      ------------      ------------

           Net cash provided by operating activities                  591,308         3,661,087         7,747,104
                                                                 ------------      ------------      ------------


Cash flows from investing activities:
  Refund of real estate purchase price                                                                  2,633,473
  Purchase of stock warrants                                                                             (124,000)
  Capital (contributions in) distributions
       from equity investments                                     (1,219,030)        1,375,000        (5,158,908)
  Distributions received from general partnerships in
      excess of income from equity investments                         64,866
  Purchase of interests in equity investments from affiliate       (9,933,092)
  Purchases of real estate and other capitalized
      costs                                                        (3,003,707)      (41,577,236)      (77,739,925)
                                                                 ------------      ------------      ------------

           Net cash used in investing activities                  (14,090,963)      (40,202,236)      (80,389,360)
                                                                 ------------      ------------      ------------

                                   (Continued)

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

                CONSOLIDATED STATEMENTS of CASH FLOWS, Continued

              For the years ended December 31, 1994, 1995 and 1996


                                                             1994              1995               1996
                                                             ----              ----               ----
Cash flows from financing activities:
  Proceeds from stock issuance, net of costs               24,253,901        33,944,537         82,185,016
  Dividends paid                                             (288,882)       (2,350,687)        (6,779,669)
  Payments of mortgage principal                               (5,999)         (262,013)        (1,191,750)
  Prepayment of mortgage payable                                              (3,313,866)       (2,949,629)
  Proceeds from issuance of mortgages                                         18,375,000        32,300,000
  Deferred financing costs                                                      (273,770)          (90,654)
  Purchase of treasury stock                                                                      (140,008)
  Redemption of stock                                                                              (37,500)
                                                         ------------      ------------      -------------

           Net cash provided by financing activities       23,959,020        46,119,201        103,295,806
                                                         ------------      ------------      -------------

           Net increase in cash and cash equivalents       10,459,365         9,578,052         30,653,550

Cash and cash equivalents, beginning of period                202,347        10,661,712         20,239,764
                                                         ------------      ------------      -------------

      Cash and cash equivalents, end of period           $ 10,661,712      $ 20,239,764      $  50,893,314
                                                         ============      ============      =============

(a) Excludes changes in accounts payable and accrued expenses and accounts payable to affiliates balances which relate to the raising of capital (financing activities) rather than the Company's real estate operations.


Supplemental schedule of noncash investing and financing activities:

         In connection with the purchase of an interest in real estate from an affiliate during 1994, the Company assumed a $3,334,416 interest in a mortgage loan obligation.


The accompanying notes are an integral part of the consolidated financial statements.

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

                   NOTES to CONSOLIDATED FINANCIAL STATEMENTS



 1.     Summary of Significant Accounting Policies:

        Basis of Consolidation:

            The consolidated financial statements include the accounts of
               Corporate Property Associates 12 Incorporated and its wholly-owned subsidiaries (collectively, the "Company").

         Use of Estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Real Estate Leased to Others:

            Real estate is leased to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements.

            The Company diversifies its real estate investments among various corporate tenants engaged in different industries and by property type throughout the United States.

            The leases are accounted for under either the direct financing or operating methods.

                      Direct financing method - Leases accounted for under the direct financing method are recorded at their net investment (Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the lease.

                      Operating method - Real estate is recorded at cost, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred.

            For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as a reduction of capitalized project (i.e., construction) costs in accordance with Statement of Financial Accounting Standards No. 67.

            Substantially all of the Company's leases provide for either scheduled rent increases, periodic rent increases based on formulas indexed to increases in the Consumer Price Index ("CPI") or sales overrides.

            The Company assesses the recoverability of its real estate assets including residual interests based on projections of undiscounted cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated net realizable value.

         Depreciation:

            Depreciation is computed using the straight-line method over the estimated useful lives of properties - generally 40 years.

         Cash Equivalents:

            The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. At December 31, 1994, 1995 and 1996, the Company's cash and cash equivalents were held in the custody of four financial institutions.

                                    Continued

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, Continued


         Offering Costs:

            Costs incurred in connection with the raising of capital through the sale of common stock are charged to shareholders' equity upon the issuance of shares to shareholders.

         Federal Income Taxes:

            The Company qualifies as a real estate investment trust ("REIT") for the years ended December 31, 1994, 1995 and 1996 under the Internal Revenue Code of 1986. The Company is not subject to Federal income taxes, provided it distributes at least 95% of its REIT taxable income to its shareholders and meets other conditions.

         Equity Investments:

            The Company's interests in three general partnerships in which its ownership interests range from 37% to 50%, are accounted for under the equity method, i.e. at cost, increased or decreased by the Company's share of earnings or losses, less distributions.

         Other Assets:

            Included in other assets are deferred charges and organization costs. Deferred charges are costs incurred in connection with mortgage financings and refinancing and are amortized on a straight-line basis over the terms of the mortgages. Organization costs incurred in connection with the formation of the Company are deferred and amortized from the date of inception on a straight-line basis over five years.

         Deferred Acquisition Fees:

            Fees are payable for services provided by Carey Property Advisors, a
               Pennsylvania limited partnership (the "Advisor") of the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees are deferred and are payable in annual installments with each installment equal to .25% of the purchase price of the properties over no less than eight years following the first anniversary of the date a property was purchased. Payment of such fees is subject to the 2%/25% guidelines (see Note 3).


 2.     Organization and Offering:

            The Company was formed on July 30, 1993 under the General
               Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning industrial and commercial real estate. Subject to certain restrictions and limitations, the business of the Company is managed by the Advisor.

            An initial offering of the Company's shares which commenced on
               February 18, 1994 concluded on January 26, 1996, at which time the Company had issued an aggregate of 8,135,992 shares ($81,359,920). The Company filed a post-effective amendment in March 1996, withdrawing from registration the balance of unsold shares from such offering.

                                    Continued

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, Continued



            Shareholders who purchased 526,921 shares ($5,269,210) of the
               Company between March 31, 1995 and May 9, 1995 did not receive updated financial statements of the Company within a specified period, and the Company offered all shareholders who subscribed shares between these dates, the opportunity to rescind such purchases. Until the redemption period ended in May 1996, all shares issued during that period were redeemable and, until the end of the redemption period, were not classified as shareholders' equity. Of the shares sold, 3,750 were redeemed.

            On February 2, 1996, the Company commenced an offering (the
               "Offering") for a maximum of 20,000,000 shares of common stock. The shares are being offered to the public on a "best efforts" basis by Carey Financial Corporation ("Carey Financial") and other selected dealers at a price of $10 per share. It is anticipated that approximately 87% of the funds raised in the second offering will be invested in real estate with the remaining funds used to establish a working capital reserve and to pay the expenses and fees related to the Offering. In 1996, the Company issued 7,534,534 shares ($75,345,340), pursuant to the Offering, and since December 31, 1996 the Company has issued an additional 2,890,081 shares ($28,900,810).

            Deferred offering costs of $1,066,262 at December 31, 1995 represent costs associated with the issuance of shares on January 5, 1996 and February 9, 1996 related to the prior offering and costs associated with the current Offering which have been charged to shareholders' equity upon the issuance of shares. Deferred offering costs of $654,402 at December 31, 1996 represent costs associated with the current Offering, including prepaid selling commissions, which will be charged to shareholders' equity upon the issuance of shares. (Also see Note 8).


 3.     Transactions with Related Parties:

            Pursuant to its advisory agreement, the Advisor performs certain services for the Company including the identification, evaluation, negotiation, purchase and disposition of property and the day-to-day administration and management of the Company. The Advisor and certain affiliates receive fees and compensation in connection with the Offering and the operation of the Company including reimbursement for organization and offering expenses, acquisition and structuring fees, reimbursement for expenses incurred by the Advisor in connection with the administration of the Company, asset management and performance fees, and loan refinancing fees, and may ultimately receive subordinated disposition and incentive fees, both of which are dependent on the Company's performance. In connection with performing services related to the Company's real estate purchases in 1994, 1995, and 1996, affiliates of the Company received structuring and development fees of $494,769, $605,972 and $1,284,619, respectively. Fees are paid only in connection with completed transactions. The affiliate is entitled to receive deferred acquisition fees of $3,414,097 over a period of no less than eight years, subject to the 2%/25% guidelines limitation described below.

            The Company's asset management fee of 0.5% per annum of Average
               Invested Assets (as defined in the Prospectus) and a performance fee of 0.5% of Average Invested Assets are payable to the Advisor. Asset management fees were $82,418 in 1994, $291,980 in 1995 and $631,051 in 1996 with performance fees in like amount. General and administrative expense reimbursements consist primarily of the actual cost of personnel needed to provide administrative services necessary to the operation of the Company. General and administrative expense reimbursements were $589,385 in 1994, $618,591 in 1995 and $747,779 in 1996.

                                    Continued

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, Continued



            In the future, real property may be acquired by limited
               partnerships, REITs or other entities formed by affiliates of the Advisor and, accordingly, transactions with related parties may arise between the Company and affiliated entities. The Company's interests in properties jointly held with affiliates range from 37% to 50%. The Company accounts for assets and liabilities relating to tenants-in-common interests on a proportional basis. Ownership interests in general partnerships and a limited liability company, owned with an affiliate, are accounted for under the equity method.

            The Advisor shall reimburse the Company at least annually for the amount by which operating expenses of the Company exceed the 2%/25% Guidelines (the greater of 2% of Average Invested Assets or 25% of Net Income) as defined in the Prospectus. To the extent that operating expenses payable or reimbursable by the Company exceed the 2%/25% Guidelines and the Independent Directors find that such expenses were justified based on such unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount or any portion of such excess expenses, but only to the extent such reimbursement would not cause the Company's operating expenses to exceed the 2%/25% Guidelines in any such year.

            For the years ended December 31, 1994, 1995 and 1996, fees aggregating $69,322, $35,649 and $348,733, respectively, were incurred for legal services in connection with the Company's operations and public offering, respectively, with such services provided by a firm in which the Secretary of the Company and of the Corporate General Partner of the Advisor is a partner.

            For the years ended December 31, 1994, 1995 and 1996, organization and offering costs of approximately $1,244,000, $1,520,000 and $1,820,000, respectively, were paid by the Advisor on behalf of the Company.

            The Company's accounts payable to affiliates were as follows at
               December 31, 1994 1995 and 1996:

                                                                      1994           1995           1996
                                                                      ----           ----           ----
                Deferred offering costs                            $1,380,000     $1,066,262     $  562,266
                Asset management and performance fees                 164,836        748,795      1,335,895
                Interest accrued on deferred acquisition fees                        106,175        285,168
                Other operating costs                                 618,528        578,052         75,252
                                                                   ----------     ----------     ----------
                                                                   $2,163,364     $2,499,284     $2,258,581
                                                                   ==========     ==========     ==========

            The Company is a participant in an agreement with W.P. Carey & Co.,
               Inc. ("W.P. Carey") and certain affiliates for the purpose of leasing office space used for the administration of real estate entities and W.P. Carey and for sharing the associated costs. Pursuant to the terms of the agreement, the Company's share of rental, occupancy and leasehold improvement costs is based on adjusted gross revenues, as defined. Net expenses incurred in 1995, the Company's first year of participation, and 1996 were $11,248 and $26,851, respectively.


 4.     Real Estate Leased to Others Accounted for Under the Operating Method:

            Scheduled future minimum rents, exclusive of renewals, under noncancellable operating leases amount to approximately $9,374,000 in each of the years 1997 through 2000; $9,431,000 in
               2001 and aggregate approximately $158,301,000 through 2016.

            Contingent rents were approximately $19,000 in 1995 and $9,000 in
               1996.

                                    Continued

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, Continued


 5.     Net Investment in Direct Financing Leases:

            Net investment in direct financing leases is summarized as follows:

                                                     December 31,
                                                     ------------
                                           1994          1995           1996
                                           ----          ----           ----
         Minimum lease payments
           receivable                  $20,273,973   $ 35,500,209   $ 98,389,173
         Unguaranteed residual value     6,467,233     13,445,545     40,581,966
                                       -----------   ------------   ------------
                                        26,741,206     48,945,754    138,971,139
         Less: Unearned income          20,268,567     35,400,145     98,124,653
                                       -----------   ------------   ------------
                                       $ 6,472,639   $ 13,545,609   $ 40,846,486
                                       ===========   ============   ============

            Scheduled future minimum rents, exclusive of renewals, under noncancellable direct financing leases are approximately $5,167,000 in both 1997 and 1998, $5,272,000 in each of the years
               1999 through 2001 and aggregate approximately $98,389,000 through 2018.

 6.     Mortgage Notes Payable:

            Mortgage notes payable, all of which are limited recourse to the
               Company, are collateralized by an assignment of various leases and by real property with a carrying amount of approximately $96,430,000. As of December 31, 1996, mortgage notes payable had interest rates ranging from 8.03% to 10.25% per annum.

            Scheduled principal payments during each of the next five years following December 31, 1996 are as follows:

               Year Ending December 31,
               ------------------------
                  1997                                              $ 1,539,426
                  1998                                                1,624,085
                  1999                                                1,703,546
                  2000                                                9,461,112
                  2001                                                4,353,037
                  Thereafter                                         27,604,953
                                                                    -----------
                     Total                                          $46,286,159
                                                                    ===========

            Interest paid was $118,595 in 1994, $1,152,764 in 1995 and
               $3,243,825 in 1996.

            In connection with the placement of mortgages, fees of $197,908,
               $276,139 and $513,847 were paid to an affiliate of the Company in 1994, 1995 and 1996, respectively.

 7.     Dividends:

            Dividends paid to shareholders consist of ordinary income, capital gains, return of capital or a combination thereof for income tax purposes. For the three years ended December 31, 1996, dividends paid per share reported for tax purposes were as follows:

                                                1994        1995        1996
                                                ----        ----        ----
Ordinary income                                $ 0.30      $ 0.76      $ 0.68
Return of capital                                                        0.12
                                               ------      ------      ------
                                               $ 0.30      $ 0.76      $ 0.80
                                               ======      ======      ======

                                    Continued

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, Continued



            Dividends payable at December 31, 1996 was comprised of dividends declared of $.0159886 per share ($2,094,191) to shareholders of record as of December 12, 1996. A dividend of $.2015 per share was paid in January 1997.


 8.     Commitments and Contingencies:

            The Company is liable for certain costs of its offerings which include but are not limited to filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering and are presently estimated to aggregate a maximum of $7,327,000 assuming a sale of 20,000,000 shares. The Company is also liable for selling commissions of $0.60 (6%) per Share sold and a Selected Dealer fee of $0.10 (1%) for each Share.

            The Company will reimburse Carey Financial for its costs (including fees and expenses of its counsel) and for the costs of sales and information meetings of Carey Financial's employees relating to the Offering. The Company will reimburse Carey Financial for its identified expenses incurred in connection with wholesaling services provided to the Company. To the extent, if any, that certain organization and offering costs, including all selling commissions, exceed 10% of the gross proceeds of the Offering (plus an additional 0.5% of gross proceeds for bona fide due diligence expenses), such excess will be paid by the Advisor with no recourse by or reimbursement to the Advisor.


 9.     Industry Segment Information:

            The Company's operations consist of the investment in and the leasing of industrial and commercial real estate. The financial reporting sources of 1994, 1995 and 1996 lease revenues are as follows:

                                                            1994            1995             1996
                                                            ----            ----             ----
        Per Statements of Operations:
          Interest income from direct
             financing leases                            $  357,625      $1,221,026      $ 4,559,544
          Rental income from operating leases                             2,111,998        5,000,989
        Adjustment:
          Share of lease revenues from
             equity investments                           1,404,319       3,110,209        4,419,078
                                                         ----------      ----------      -----------
                                                         $1,761,944      $6,443,233      $13,979,611
                                                         ==========      ==========      ===========

                                    Continued

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, Continued



            In 1994, 1995 and 1996, the Company earned its share of net lease revenues from its direct and indirect ownership of real estate from the following lease obligors:

                                                        1994           %         1995           %            1996          %
                                                        ----         ----        ----         ----           ----        ----
         Best Buy Co., Inc. (a)                      $1,143,383       65%     $1,801,209       28%       $ 1,797,435      13%
         The Upper Deck Company (a)                                                                        1,312,643       9
         Gensia, Inc. (a)                               260,936       15       1,309,000       20          1,309,000       9
         Applied Bioscience International, Inc.                                  173,600        3          1,302,000       9
         Etec Systems, Inc.                                                    1,210,652       19          1,208,583       9
         Telos Corporation                                                                                 1,166,936       8
         Rheometric Scientific, Inc.                                                                       1,005,901       7
         Q Clubs, Inc.                                                           374,263        6            979,795       7
         The Garden Companies, Inc.                                              432,804        7            816,400       6
         Big V Holding Corporation                      357,625       20         788,222       12            800,221       6
         Lanxide Corporation                                                                                 770,086       5
         Del Monte Corporation                                                                               643,125       5
         Wal-Mart Stores, Inc.                                                   353,483        5            397,226       3
         Spectrian Corporation                                                                               223,704       2
         Celadon Group, Inc.                                                                                 198,333       2
         Garden Ridge Corporation                                                                             36,738
         Knogo North America, Inc.                                                                            11,485
                                                     ----------      ---      ----------      ---        -----------     ---
                                                     $1,761,944      100%     $6,443,233      100%       $13,979,611     100%
                                                     ==========      ===      ==========      ===        ===========     ===

         (a) Represents the Company's proportionate share of lease revenues from its equity investment.



10.     Purchases of Real Estate:

        Spectrian Corporation:

            On November 19, 1996, the Company purchased land and a building in
               Sunnyvale, California for $17,644,000 and entered into a net lease with Spectrian Corporation ("Spectrian"). The lease has a term of 15 years with three five-year renewal terms, at the option of the lessee, with an initial annual rent of $1,925,000. Rent increases are scheduled every three years and are based on a formula indexed to increases in CPI with such increase in any single year capped at 4.5%.

            The Company has received a commitment from a lender for a
               $10,000,000 limited recourse mortgage loan to be collateralized by the Spectrian property. If the commitment is exercised, the loan will provide for monthly payments of principal and interest at an annual interest rate of 7.75% and based on a 20-year amortization schedule. A balloon payment would be due in 10 years.

                                    Continued

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, Continued



        Garden Ridge Corporation:

            On December 16, 1996 the Company purchased land and a building subject to an existing net lease with Garden Ridge Corporation ("Garden Ridge") in Tulsa, Oklahoma for $8,062,000.

            The lease has a remaining term of 19 years 4 months through April
               2011 with four five-year renewal terms at an annual rent of $854,164. Rent increases are scheduled every five years with the first increase scheduled for May 2001. Each increase will be the lower of 10% or the amount calculated based on a formula indexed to increases in the CPI.

            On December 27, 1996 the Company obtained a $4,600,000 limited recourse mortgage loan collateralized by the Garden Ridge property and an assignment of the Garden Ridge lease. The loan provides for monthly principal and interest payments of $37,725 at an annual interest rate of 8.72% based on a 25-year amortization schedule. The loan may be prepaid between January 1, 2001 and June 2006 subject to a prepayment premium. A balloon payment of approximately $3,791,000 is due in January 2007.


        Knogo North America, Inc.

            On December 24, 1996, the Company purchased land and a building in
               Hauppauge, New York for $4,925,000 and entered into a net lease with Knogo North America, Inc. The lease has a term of 20 years with a four-year renewal term, at the option of the lessee. Annual rent is $2,096,000 and rent increases are scheduled every three years with such increases based on a formula indexed to the CPI.

            In connection with performing services relating to the Company's real estate purchases, affiliates of the Company received acquisition fees of $197,908, $242,389 and $513,847 in 1994, 1995 and 1996, respectively.

                                    Continued

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, Continued



11.  Equity Investments:

            The Company holds a 37% interest in BB Property Company ("BB
               Property"), a general partnership which net leases 17 retail stores to Best Buy Co., Inc., a 50% interest in Gena Property Company ("Gena"), a general partnership which net leases two office buildings to Gensia, Inc. and a 50% interest in Cards Limited Liability Company ("Cards LLC"), a general partnership which net leases office and manufacturing facilities to The Upper Deck Company. The interest in Cards LLC was purchased in January 1996. Summarized financial information of Gena, BB Property, and Cards LLC is as follows:

(in thousands)

                                     GENA                           BB Property           CARDS LLC
                       --------------------------------    ---------------------------   ------------
                                  December 31,                      December 31,         December 31,
                       --------------------------------    ---------------------------   ------------
                         1994        1995        1996        1994      1995      1996        1996
                         ----        ----        ----        ----      ----      ----        ----
Land                   $  4,500    $  4,500    $  4,500    $18,580   $18,580   $18,580
Buildings                18,429      18,429      18,429
Accumulated
  depreciation             (182)       (642)     (1,103)
Net investment
   in direct
  financing lease                                           27,352    27,261    27,159     $25,831
Other assets                232                                                                750
                       --------    --------    --------    -------   -------   -------     -------
  Total assets         $ 22,979    $ 22,287    $ 21,826    $45,932   $45,841   $45,739     $26,581
                       ========    ========    ========    =======   =======   =======     =======

Mortgage notes
  payable              $  9,968    $ 12,241    $ 11,696    $31,884   $31,235   $30,525     $14,848
Other liabilities            83         141         136        240       235       230         856
                       --------    --------    --------    -------   -------   -------     -------
  Total liabilities      10,051      12,382      11,832     32,124    31,470    30,755      15,704
   Partners'
      capital            12,928       9,905       9,994     13,808    14,371    14,984      10,877
                       --------    --------    --------    -------   -------   -------     -------
   Total liabilities
      and partners'
      capital          $ 22,979    $ 22,287    $ 21,826    $45,932   $45,841   $45,739     $26,581
                       ========    ========    ========    =======   =======   =======     =======

                                                       For the Year Ended December 31,
                                --------------------------------------------------------------------------
                                            GENA                         BB Property             CARDS LLC
                                ----------------------------     ----------------------------    ---------
                                  1994      1995       1996       1994       1995       1996        1996
                                  ----      ----       ----       ----       ----       ----        ----
Rental income from
  operating leases              $  964     $2,618     $2,618     $1,989     $1,989     $1,989
Interest income from direct
    financing leases                                              2,888      2,879      2,869     $2,625
Other                                1                                                                 7
                                ------     ------     ------     ------     ------     ------     ------
                                   965      2,618      2,618      4,877      4,868      4,858      2,632
                                ------     ------     ------     ------     ------     ------     ------
Interest expense on
  mortgages                        322        994        973      2,898      2,841      2,780      1,255
Depreciation expense               182        461        461
Other                                          15          5                     3          6          4
                                ------     ------     ------     ------     ------     ------     ------
                                   504      1,470      1,439      2,898      2,844      2,786      1,259
                                ------     ------     ------     ------     ------     ------     ------
      Net income                $  461     $1,148     $1,179     $1,979     $2,024     $2,072     $1,373
                                ======     ======     ======     ======     ======     ======     ======

                                    Continued

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, Continued



12.     Subsequent Events:

        Scott Companies, Inc.

            On January 23, 1997, the Company purchased land and a building in
               San Leandro, California for $17,910,000 and entered into a net lease agreement with Scott Company of California ("Scott"). Scott's parent company, Scott Companies, Inc., has unconditionally guaranteed Scott's obligations under the lease. The lease has a term of 20 years with three five-year renewal terms, at the option of the lessee. Annual rent is $1,945,850 with rent increases scheduled every three years based on a formula indexed to the CPI with any increase capped at 4% for any lease year.

        Childtime Childcare, Inc.

            On January 29, 1997, the Company purchased land in Chandler,
               Arizona; Fleming Island, Florida; and Sugar Land and New Territory, Texas upon which four childcare centers are being constructed pursuant to a construction agency and lease agreement with Childtime Childcare, Inc. ("Childtime"). Total purchase and project costs are estimated to be $3,930,000 with Childtime having the obligation to fund any costs in excess of such amount necessary to complete the project.

            During the construction period, Childtime will pay monthly rent based on an amount indexed to project costs advanced by the Company. Upon the earlier of the completion of construction or October 1, 1997, Childtime's rental obligation will be 11.20% of total project costs with rent increases commencing in the fourth lease year and every three years thereafter, with such increases based on a formula indexed to increases in the CPI.

        QMS, Inc.

            On February 18, 1997, the Company purchased land and a building in
               Mobile, Alabama for $13,874,000 and entered into a net lease agreement with QMS, Inc. ("QMS"). The lease has a term of 15 years with six five-year renewal terms, at the option of the lessee. Annual rent is $1,689,375 with rent increases scheduled every three years based on a formula indexed to the CPI.

            In connection with the purchase, the Company obtained a $7,200,000 limited recourse mortgage loan collateralized by the QMS property and an assignment of the QMS lease. The loan provides for monthly principal payments of $24,303 and annual interest at a rate equivalent to a variable rate of either the lender's prime rate plus 1.25% or the London Interbank Offered Rate plus 2.75% at the Company's option. A balloon payment of approximately $5,766,000 will be due in February 2002.

            The Company received warrants to purchase 100,000 shares of common stock of QMS at a purchase price of $6.50 per share at any time through December 2001. The warrant agreement allows for a cashless exercise by which the Company may, in lieu of purchasing all 100,000 shares, receive fewer shares based on the difference between the then market price of QMS stock and the exercise price.

        Rheometric Scientific, Inc.

            On February 20, 1997, the Company prepaid an existing mortgage loan of $2,796,000 collateralized by the Rheometric Scientific, Inc. ("Rheometric") property. As amended, Rheometric's annual rent was reduced to $805,361 from $1,181,000. The Company intends to obtain new limited recourse mortgage financing on the Rheometric property at which time annual rent will consist of an amount equal to the sum of (i) debt service payments on the mortgage loan, (ii) the difference

                                    Continued

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, Continued



               between $6,000,000 and initial balance of the mortgage loan multiplied by 14.7% and (iii) $35,000.

            The Company had been granted warrants to purchase 464,160 shares of
               Rheometric common stock at an exercise price of $2 at the time the Rheometric property was purchased in February 1996. The ability to exercise warrants for 331,543 shares had been conditioned on the Company's paying off or refinancing the existing mortgage loan by no later than February 23, 1997. With the prepayment, all warrants are now exercisable at any time prior to February 2011, with such exercises extendable to the last day of any extended lease term.

            In connection with modification of annual rent and the satisfaction of the mortgage loan, annual cash flow from the Rheometric property will increase by $416,000.


13.     Etec Systems, Inc.:

            In February 1995, the Company purchased land and an
               office/manufacturing facility located in Hayward, California for $11,859,000 and entered into a net lease agreement with Etec Systems, Inc. ("Etec") with $6,250,000 of the purchase price provided by limited recourse mortgage financing. The lease had a term of 15 years, with four five-year renewal terms with annual rent of $1,370,325 with such rent adjusted during the first five lease years to reflect any increases or decreases in monthly debt service payments due under the loan. The Company was granted warrants to purchase 159,314 shares of Etec common stock.

            In August 1996, the Company entered into a modification agreement with Etec. In consideration for the Company's agreeing to cancel its rights for 90,546 warrants, Etec refunded $2,633,473 of the original purchase price of the property to the Company. The refund was applied as a prepayment to the mortgage loan, and the lender reamortized the loan. In addition, the existing lease was modified to extend the initial term by nineteen months to August 31, 2011. Annual rent was reduced by $347,289 to $1,023,036, subject to modification as described hereafter. The Company also made a commitment to fund the construction of a 60,000 square foot addition at the Etec property.

            The funding of the addition will consist of three installments through January 31, 1998 with the first installment of $5,000,000 made in February 1997. The lease terms will be modified upon each installment payment. With the February 1997 installment, annual rent increased by $574,000. For the second and third installments, rent will increase by an amount equal to the monthly amortization payment required to repay the installments over the remaining initial term of the lease based on an annual interest rate of 8.28% for contributions of up to $2,500,000 and an annual interest rate of 8.43% for contributions in excess of $2,500,000.

            The commitment by the Company to fund the addition is for a maximum of $9,000,000 including the $5,000,000 of mortgage financing, plus structuring, development and acquisition fees payable to an affiliate. In connection with the August 1996 loan prepayment, the loan was modified from interest at a variable rate to a fixed rate of 8.03%. Upon receipt of the $5,000,000 mortgage financing for the first installment of the new construction, the existing loan was increased to a balance of $8,220,000. The terms of the loan were further modified to provide for $6,300,000 of the loan to be at a fixed rate of 8.03% per annum and the remaining amount at a variable rate with monthly principal payments based on a 15-year amortization schedule. A balloon payment of approximately $6,479,000 will be due in February 2002.

                                    Continued

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, Continued


            Etec has also agreed to allow the Company to exercise its remaining
               68,764 warrants by either paying the cash exercise price or by a cashless exercise in which the Company would receive shares equal to the fair market value less the exercise price of such shares.



14.     Disclosures About Fair Value of Financial Instruments:

            The carrying amounts of cash, receivables and accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

            The Company estimates that the fair value of mortgage notes payable at December 31, 1996 approximates the carrying value of such mortgage notes. The fair value of the mortgage notes payable was evaluated using a cash flow model with a discount rate which takes into account the credit of the tenant and interest rate risk.

            In conjunction with executing a number of its leases, the Company was granted warrants to purchase common stock of the lessee or lease guarantor. To the extent that the lessee is not a publicly traded company, the warrants were judged at the time of issuance to be speculative in nature and a nominal cost basis is attributed to them. The Company believes it is not practicable to estimate the fair value of its stock warrants for closely-held companies. For publicly traded companies, fair value represents the amount by which quoted market value of common stock exceeds the exercise price at December 31, 1996. The Company's warrants for 68,768 shares of Etec common stock have a fair market value of approximately $2,597,000. The Company's warrants for 15,500 shares of Lanxide Corporation ("Lanxide") common stock have a fair market value of $23,250. The quoted market value per share of Rheometric common stock at December 31, 1996 was lower than the exercise price of the Rheometric warrants. The Etec, Lanxide and Rheometric warrants are currently exercisable.



15.     New Accounting Pronouncement:

            In March 1997, the Financial Accounting Standards Board issued
               Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"), which established standards for computing and presenting earnings per share. SFAS No. 128 will be effective for financial statements issued for periods ending after December 15, 1997. The impact of the adoption of this statement is not expected to be material to the Company's Consolidated Financial Statements.

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

                           SCHEDULE III - REAL ESTATE
                          and ACCUMULATED DEPRECIATION

                             as of December 31, 1996





                                                                          Initial Cost to              Cost
                                                                             Company                 Capitalized
                                                                     ---------------------------     Subsequent to
Description                                           Encumbrances       Land         Buildings      Acquisition(a)
-------------------------------------------------     ----------     -----------     -----------     -----------
Direct Financing Method:
 Supermarkets
 leased to
 Big V Holding Corp.                                  $3,324,025     $ 1,157,294     $ 5,254,309     $    58,940
Manufacturing
 facility leased to
 The Garden
 Companies, Inc.                                       3,402,705       1,544,265       5,430,735
Office/manufacturing
 facility leased to
 Rheometric
 Scientific, Inc.                                      2,880,000       1,510,791       4,789,209           4,500
Office facility leased
 to Telos Corporation                                  6,146,237       1,549,022      10,597,978           5,500
Research and develop-
 ment facility leased to
 Lanxide Corporation                                   4,326,017       1,390,122       7,281,878           7,421
                                                     -----------     -----------     -----------      ----------
                                                     $20,078,984     $ 7,151,494     $33,354,109       $  76,361
                                                     ===========     ===========     ===========      ==========





                                                                            Gross Amount at which Carried
                                                                            at Close of Period (e)
                                                        Increase in         -----------------------------
Description                                           Net investment(c)                Total                  Date Acquired
-------------------------------------------------     -----------------     -----------------------------     -------------
Direct Financing Method:
 Supermarkets
 leased to
 Big V Holding Corp.                                      $   264,522             $    6,735,065              July 13, 1994
Manufacturing
 facility leased to
 The Garden
 Companies, Inc.                                                                       6,975,000             June 20, 1995
Office/manufacturing
 facility leased to
 Rheometric
 Scientific, Inc.                                                                      6,304,500              February 23, 1996
Office facility leased
 to Telos Corporation                                                                 12,152,500              March 11, 1996
Research and develop-
 ment facility leased to
 Lanxide Corporation                                                                   8,679,421              March 28, 1996
                                                          -----------             --------------
                                                          $   264,522             $   40,846,486
                                                          ===========             ==============






See accompanying notes to Schedule.

                        CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                       and SUBSIDIARIES

                                  SCHEDULE III - REAL ESTATE
                                 and ACCUMULATED DEPRECIATION

                                   as of December 31, 1996




                                                       Initial Cost to                 Cost
                                                           Company                 Capitalized      Decrease in
                                                  ---------------------------     Subsequent to           Net
     Description                  Encumbrances       Land         Buildings      Acquisition (a)   Investment(b)
     -----------                  --------------  -----------    ------------    ---------------   -------------
Operating Method:
Distribution facility leased
 to Wal-Mart Stores, Inc.         $ 2,425,659     $   452,871     $ 3,325,910     $     12,921
Office/Manufacturing
 facility leased to
 Etec Systems, Inc.                 3,239,021       1,272,418      10,588,221              241      $ (2,633,473)
Health club facilities
 leased to Q Clubs, Inc.            2,635,964       3,152,874       8,524,126
Warehouses and special
 purpose facility leased
 to Del Monte Corporation           5,933,844         305,733                        9,922,646
Warehouse/office/
 research facility leased
  to Applied Bioscience
 International, Inc                 7,372,687       1,550,928      11,017,367          27,856
Distribution/warehouse
 facility leased to
  Celadon, Inc.                                     1,486,600       5,320,400          40,000
Office/research
 facility leased to
  Spectrian Corporation                             5,570,775      12,073,204
Retail store leased
 to Garden Ridge
 Corporation                        4,600,000       1,857,607       6,204,923
Office/distribution
 facility leased to Knogo
  North America, Inc.                               1,603,488       3,321,512
                                  -----------    ------------    ------------      -----------      ------------
                                  $26,207,175    $ 17,253,294    $ 60,375,663      $10,003,664       $(2,633,473)
                                  ===========    ============    ============      ===========      ============

                                                                                                                       Life on which
                                                                                                                        Depreciation
                                        Gross Amount at which Carried                                                     in Latest
                                          at Close of Period (d)(e)                                                     Statement of
                                  --------------------------------------------       Accumulated                         Operations
 Description                          Land          Buildings          Total       Depreciation(e)    Date Acquired      is Computed
------------------------------    -------------   ------------      ----------     ---------------  -----------------    -----------
Operating Method:
 Distribution facility leased
 to Wal-Mart Stores, Inc.         $   454,420     $  3,337,282      $ 3,791,702     $   156,435     February 10, 1995     40 yrs.
Office/Manufacturing
 facility leased to
 Etec Systems, Inc.                 1,272,444        7,954,963        9,227,407         471,644     February 16, 1995     40 yrs.
Health club facilities
                                                                                                    June 8, 1995 and
 leased to Q Clubs, Inc.            3,152,874        8,524,126       11,677,000         200,174     July 25, 1996         40 yrs.
Warehouses and special
 purpose facility leased
 to Del Monte Corporation             376,360        9,852,019       10,228,379         112,738     November 9, 1995      40 yrs.
Warehouse/office/
 research facility leased
  to Applied Bioscience
 International, Inc                 1,550,985       11,045,166       12,596,151         310,075     November 13,1995      40 yrs.
Distribution/warehouse
 facility leased to
  Celadon, Inc.                     1,486,600        5,360,400        6,847,000          38,795     September 19, 1996    40 yrs.
Office/research
 facility leased to
  Spectrian Corporation             5,570,775       12,073,204       17,643,979          37,729     November 19, 1996     40 yrs.
Retail store leased
 to Garden Ridge
 Corporation                        1,857,607        6,204,923        8,062,530           6,463     December 16, 1996     40 yrs.
Office/distribution
 facility leased to Knogo
  North America, Inc.               1,603,488        3,321,512        4,925,000           3,460     December 24, 1996     40 yrs.
                                  -----------     ------------      -----------     -----------
                                  $17,325,553      $67,673,595      $84,999,148     $ 1,337,513
                                  ===========     ============      ===========     ===========



See accompanying notes to Schedule.

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                and SUBSIDIARIES

                       NOTES to SCHEDULE III - REAL ESTATE
                          and ACCUMULATED DEPRECIATION



  (a) Consists of the costs of improvements subsequent to purchase and acquisition costs including legal fees, appraisal fees, title costs and other related professional fees.

  (b)    Represents partial refund of purchase price.

  (c) The increase (decrease) in net investment is due to the amortization of unearned income producing a constant periodic rate of return on the net investment which is more (less) than lease payments received.

  (d) At December 31, 1996, the aggregate cost of real estate owned by Registrant and its subsidiaries for Federal income tax purposes is $125,581,113.

  (e)

                     Reconciliation of Real Estate Accounted
                         for Under the Operating Method

                                          December 31,
                                  --------------------------
                                      1995          1996
                                  -----------    -----------

     Balance at beginning
         of year                            -    $35,449,139

     Purchase price adjustment                    (2,633,473)

     Additions                    $35,449,139     52,183,482
                                  -----------    -----------

     Balance at close of year     $35,449,139    $84,999,148
                                  ===========    ===========



                   Reconciliation of Accumulated Depreciation

                                        December 31,
                                  -------------------------
                                     1995           1996
                                  ---------      ----------
     Balance at beginning
         of year                                 $  390,307

     Depreciation expense         $ 390,307         947,206
                                  ---------      ----------


     Balance at close of year     $ 390,307      $1,337,513
                                  =========      ==========

                            PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of the CPA(R) Programs for which the Affiliates of the Advisor of the Company serve as general partners and the record of CPA(R) Programs in meeting their investment objectives. These tables should be carefully reviewed by a potential investor in considering an investment in the Company. These tables are as follows:

     Table I -- Experience in Raising and Investing Funds (on a percentage basis)
     Table II -- Compensation to Sponsor
     Table III -- Operating Results of Prior Programs
     Table V -- Sales or Dispositions of Properties

     PERSONS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE CPA(R) PROGRAMS TO WHICH THESE TABLES RELATE. IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE COMPANY WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE CPA(R) PROGRAMS. SEE "PRIOR OFFERINGS BY AFFILIATES" ELSEWHERE IN THIS PROSPECTUS.

     The investment objectives of the Company and CPA(R) Programs are similar.

     Additional information regarding prior public CPA(R) Programs can be obtained from the Advisor by written request for a copy of the most recent Annual Report filed on Form 10-K with the SEC or a copy of Table
VI -- Acquisition of Real Properties by Prior Public Programs included in Part II of the Registration Statement to which this Prospectus relates, free of charge.

     The following terms used throughout the Prior Performance Tables are defined below:

          "Total acquisition cost" means the original mortgage financing at date of purpose, cash payments (equity), and prepaid items and fees related to purchase of property.

          "GAAP" means generally accepted accounting principles.

          "Cash generated from operations" means the excess or deficiency of partnership operating cash receipts including interest on short-term investments over partnership operating case expenditures.

                                    TABLE I
       EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 1996
                             ON A PERCENTAGE BASIS

     Table I includes information showing how investors' funds have been dealt with in Prior Programs, the offerings of which have closed since January 1, 1993, particularly focusing on the percentage of the amount raised available for investment (or total acquisition cost), the percentage of leverage used in purchasing properties and the time frame for raising and investing funds. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                   CPA(R):10         CIP(TM)            CPA:12
                                                  -----------      ------------      ------------
Dollar amount offered (net of discounts and
  individual general partner contributions).....  $72,049,908      $141,590,601       156,609,783
Dollar amount raised............................         100%              100%              100%
Less offering expenses:
  Selling commissions...........................        6.82%             6.94%             5.93%
  Organization expenses.........................        7.17%             5.31%             4.34%
Reserves (working capital)......................        1.00%             1.00%             1.00%
Percent available for investment in real
  estate........................................       85.01%            86.75%            88.73%
Acquisition costs:
  Cash down payments............................       71.12%            77.44%            59.43%
  Other costs capitalized.......................        0.82%             0.24%            (.23)%
  Acquisition fees..............................       10.05%             9.03%             4.92%
  Total acquisition costs (includes debt
     financing).................................      220.44%           195.99%           106.68%
Percent leverage (mortgage financing divided by
  total acquisition costs)......................          63%               56%(1)            40%
Date offering began.............................      6/20/90(2)        8/19/91(3)        2/18/94(4)
Length of offering (in months)..................      12 mos.           24 mos.           35 mos.
Months to invest 90% of amount available for
  investment (from beginning of offering).......      30 mos.           31 mos.               N/A(5)

                                   FOOTNOTES

(1) Does not represent fully invested portfolio. Leverage percentage is applicable only to initial property acquisitions.

(2) Remaining shares withdrawn 8/14/91.

(3) Remaining shares withdrawn 11/4/93.

(4) Remainings shares withdrawn 3/14/96, includes a second offering which commenced 2/2/96.

(5) Program has not reached investment of 90% of amount available for investment.

                                    TABLE II
                COMPENSATION TO SPONSOR AS OF DECEMBER 31, 1996

     Table II provides information as to Prior Programs that will enable an investor to understand the significance of compensation paid to the sponsor and its affiliates, as well as to understand how the compensation is spread over the cycle of the programs. The information presented below is for compensation paid since January 1, 1994. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE COMPENSATION WHICH WILL BE RECEIVED BY THE ADVISOR AND AFFILIATES OF THE ADVISOR. THE COMPENSATION PAYABLE TO THE GENERAL PARTNERS AND AFFILIATES OF THE CPA(R) PARTNERSHIPS DIFFERS FROM THE ENTITLEMENT AND ALLOCATION OF COMPENSATION TO THE ADVISOR AND AFFILIATES OF THE ADVISOR. SEE "MANAGEMENT COMPENSATION" AND "ESTIMATED USE OF PROCEEDS". PURCHASERS OF SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS.

                                                      CPA(R):1-
                                                      CPA(R):10        CIP(TM)       CPA(R):12
                                                   ---------------   ------------   ------------
Date offering(s) commenced........................ 1/16/79-6/20/90        8/19/91        2/18/94
                                                                                          2/2/96
Dollar amount raised (net of discounts and
  individual general partner contributions)....... $   472,763,521   $141,590,601   $156,609,783
Amount paid to sponsor from proceeds of offering:
  Underwriting fees...............................
  Acquisition fees-real estate commissions and
     mortgage placement fees(1)...................         930,000      3,221,556      7,770,745
Other Fees........................................
Dollar amount of cash generated from operations
  before deducting payments to sponsor............     194,437,519     51,062,659     15,966,152
Amount paid to sponsor from operations:
  Property management, leasing and asset
     management fees(2)...........................       7,295,917      8,805,504      2,010,898
  Reimbursements(2)...............................       3,859,421      1,815,619      1,955,755
Other (cash distributions to General
  Partners)(2)....................................       7,367,216
Dollar amount of property sales and re-financing
  before deducting payments to sponsor(2).........     171,527,937     39,223,596      3,375,000
Amount paid to sponsor from property sales and
  refinancing.....................................

                                   FOOTNOTES

(1) Represents acquisition fees paid to sponsor and its affiliates from January 1, 1994 through December 31, 1996.

(2) Represents actual performance or payments for the period from January 1, 1994 through December 31, 1996.

                              TABLE III (1 OF 11)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                               CPA(R):1
                                                                    --------------------------------------------------------------
                                                                       1979         1980         1981         1982         1983
                                                                    ----------   ----------   ----------   ----------   ----------
Gross Revenues..................................................... $2,636,185   $3,843,588   $4,427,993   $4,376,655   $4,322,546
Profit (loss) on sale of properties................................        N/A          N/A          N/A          N/A      22,180(1)
Extraordinary charge on extinguishment of debt.....................
Write-down of property.............................................        N/A          N/A          N/A          N/A          N/A
Less:
 Operating expenses................................................    160,387      252,758      238,058      181,922      169,613
 Interest expense..................................................  1,415,410    1,895,624    2,409.242    2,386,388    2,328,716
 Depreciation......................................................    821,484    1,275,778    1,275,792    1,275,792    1,275,792
Net income (Loss) GAAP Basis.......................................    238,904      419,428      504,901      532,553      570,605
Taxable income (Loss):
 -- from operations................................................    392,689      219,214     (108,663)    (158,919)    (173,788)
 -- from gain (loss) on sale.......................................          0            0            0            0      22,180(1)
Cash generated from operations(6)..................................    985,982    1,512,434    1,504,769    1,500,263    1,438,191
Cash proceeds from
 sales.............................................................          0            0            0            0      60,335(1)
Cash generated from refinancing....................................          0            0            0            0            0
Cash generated from operations, sales and refinancing..............    985,982    1,512,434    1,504,769    1,500,263    1,498,526
Less Cash distribution to investors................................
 -- from operating cash flow(7)....................................    591,479    1,480,000    1,501,819    1,504,648    1,504,646
 -- from sales and refinancing.....................................          0            0            0            0            0
Cash generated (deficiency) after cash distribution................    394,503       32,434        2,950       (4,385)      (6,120)
Less special items.................................................          0            0            0            0            0
Cash generated (deficiency) after cash distributions and special
 items.............................................................    394,503       32,434        2,950       (4,385)      (6,120)
TAX AND DISTRIBUTION DATA PER $1000 INVESTED
Federal Income Tax Results:
 Ordinary income
  (loss)...........................................................     $23.65       $10.85       $(5.38)      $(7.87)      $(8.60)
 Capital gain (loss)...............................................          0            0            0            0         1.10
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................................      14.39        20.76        24.99        26.36        27,15
 -- Return of capital..............................................      21.23        52.50        49.35        48.12        47.33
Source (on cash basis):
 -- Sales..........................................................          0            0            0            0            0
 -- Refinancing....................................................          0            0            0            0            0
 -- Operations.....................................................      35.62        73.26        74.34        74.48        74.48
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the Table
 (original total acquisition cost of properties retained divided by
 original total acquisition cost of all properties in program).....        N/A         100%         100%         100%         100%


                                                                        1984         1985         1986         1987         1988
                                                                     ----------   ----------   ----------   ----------   ----------
                                                                    <
Gross Revenues.....................................................  $4,331,105   $4,187,199   $3,513,411   $6,584,410   $4,487,838
Profit (loss) on sale of properties................................         N/A          N/A      (38,915)(2)        N/A        N/A
Extraordinary charge on extinguishment of debt.....................
Write-down of property.............................................         N/A          N/A          N/A          N/A          N/A
Less:
 Operating expenses................................................     145,516      276,287      630,225      766,707      811,685
 Interest expense..................................................   2,300,677    2,254,996    2,296,520    2,320,731    2,339,046
 Depreciation......................................................   1,272,999    1,266,962    1,507,133    1,520,842    1,318,492
Net income (Loss) GAAP Basis.......................................     611,913      388,954     (959,382)   1,976,130       18,615
Taxable income (Loss):
 -- from operations................................................     (72,288)     (49,859)  (1,135,524)    (125,052)     482,093
 -- from gain (loss) on sale.......................................           0            0      (38,915)(2)          0          0
Cash generated from operations(6)..................................   1,481,113    1,221,045      736,214    1,078,838    1,908,203
Cash proceeds from
 sales.............................................................           0            0      500,000(2)          0           0
Cash generated from refinancing....................................           0            0            0            0            0
Cash generated from operations, sales and refinancing..............   1,481,113    1,221,045    1,238,214    1,078,838    1,908,203
Less Cash distribution to investors................................
 -- from operating cash flow(7)....................................   1,504,646    1,504,646    1,055,354    1,063,838    1,074,748
 -- from sales and refinancing.....................................           0            0            0            0            0
Cash generated (deficiency) after cash distribution................     (23,533)    (283,601)     180,860       15,000       23,455
Less special items.................................................           0            0            0            0            0
Cash generated (deficiency) after cash distributions and special
 items.............................................................     (23,533)    (283,601)     180,860       15,000       23,455
TAX AND DISTRIBUTION DATA PER $1000 INVESTED
Federal Income Tax Results:
 Ordinary income
  (loss)...........................................................      $(3.58)      $(2.47)     $(56.21)      $(6.19)      $23.86
 Capital gain (loss)...............................................           0            0        (1.92)           0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................................       30.29        19.25            0        52.66        53.20
 -- Return of capital..............................................       44.19        55.23        52.24            0            0
Source (on cash basis):
 -- Sales..........................................................           0            0            0            0            0
 -- Refinancing....................................................           0            0            0            0            0
 -- Operations.....................................................       74.48        74.48        52.24        52.66        53.20
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the Table
 (original total acquisition cost of properties retained divided by
 original total acquisition cost of all properties in program).....        100%         100%       98.75%       98.75%       98.75%


                                                                        1989         1990         1991         1992         1993
                                                                     ----------   ----------   ----------   ----------   ----------
Gross Revenues.....................................................  $4,167,975   $4,162,465   $4,093,556   $4,102,112   $4,418,370
Profit (loss) on sale of properties................................    (231,288)(3)        N/A    (13,296)(5)        N/A        N/A
Extraordinary charge on extinguishment of debt.....................
Write-down of property.............................................     300,000(4)        N/A         N/A          N/A          N/A
Less:
 Operating expenses................................................     418,278      411,712      298,435      302,200      465,548
 Interest expense..................................................   1,916,134    1,840,553    1,750,596    1,682,798    1,672,658
 Depreciation......................................................   1,159,216    1,044,720    1,041,634    1,059,255    1,120,162
Net income (Loss) GAAP Basis.......................................     143,059      865,480      989,595    1,057,059    1,160,002
Taxable income (Loss):
 -- from operations................................................   1,175,040    1,199,289      852,971      812,956    1,098,352
 -- from gain (loss) on sale.......................................    (538,771)(3)          0     52,204(5)          0           0
Cash generated from operations(6)..................................   1,964,408    1,901,459    2,062,138    2,046,299    2,291,177
Cash proceeds from
 sales.............................................................           0            0      160,000(5)          0           0
Cash generated from refinancing....................................           0            0            0            0            0
Cash generated from operations, sales and refinancing..............   1,964,408    1,901,459    2,222,138    2,046,299    2,291,177
Less Cash distribution to investors................................
 -- from operating cash flow(7)....................................   1,092,527    1,162,424    1,226,667    1,242,828    1,258,990
 -- from sales and refinancing.....................................           0            0            0            0            0
Cash generated (deficiency) after cash distribution................     871,881      739,035      995,471      803,471    1,032,187
Less special items.................................................           0            0            0            0            0
Cash generated (deficiency) after cash distributions and special
 items.............................................................     871,881      739,035      995,471      803,471    1,032,187
TAX AND DISTRIBUTION DATA PER $1000 INVESTED
Federal Income Tax Results:
 Ordinary income
  (loss)...........................................................      $58.16       $59.36       $42.22       $40.24       $54.37
 Capital gain (loss)...............................................      (26.67)           0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................................        7.08        42.84        48.98        52.36        57.42
 -- Return of capital..............................................       47.00        14.70        11.74         9.16         4.90
Source (on cash basis):
 -- Sales..........................................................           0            0            0            0            0
 -- Refinancing....................................................           0            0            0            0            0
 -- Operations.....................................................       54.08        57.54        60.72        61.52        62.32
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the Table
 (original total acquisition cost of properties retained divided by
 original total acquisition cost of all properties in program).....      83.14%       83.14%       82.74%       82.74%       82.74%


                                                                        1994         1995         1996
                                                                     ----------   ----------   ----------
Gross Revenues.....................................................  $4,480,460   $4,830,618   $4,589,145
Profit (loss) on sale of properties................................         N/A          N/A      (22,871)(5)
Extraordinary charge on extinguishment of debt.....................                              (255,438)(6)
Write-down of property.............................................         N/A          N/A
Less:
 Operating expenses................................................     666,955      374,238      388,484
 Interest expense..................................................   1,598,614    1,524,837    1,280,995
 Depreciation......................................................   1,106,712    1,089,758      969,570
Net income (Loss) GAAP Basis.......................................   1,108,179    1,841,695    1,671,787
Taxable income (Loss):
 -- from operations................................................     930,049    1,841,051    1,540,197
 -- from gain (loss) on sale.......................................           0            0      153,615
Cash generated from operations(6)..................................   2,216,472    2,666,179    2,826,531
Cash proceeds from
 sales.............................................................           0            0      355,958
Cash generated from refinancing....................................           0            0            0
Cash generated from operations, sales and refinancing..............   2,216,472    2,666,179    3,182,489
Less Cash distribution to investors................................
 -- from operating cash flow(7)....................................   1,269,699    1,313,535    1,417,554
 -- from sales and refinancing.....................................           0            0
Cash generated (deficiency) after cash distribution................     946,773    1,352,644    1,764,935
Less special items.................................................           0            0            0
Cash generated (deficiency) after cash distributions and special
 items.............................................................     946,773    1,352,644    1,764,935
TAX AND DISTRIBUTION DATA PER $1000 INVESTED
Federal Income Tax Results:
 Ordinary income
  (loss)...........................................................      $46.04       $91.13       $76.24
 Capital gain (loss)...............................................           0            0         7.60
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................................       54.85        65.02        70.17
 -- Return of capital..............................................        8.00            0            0
Source (on cash basis):
 -- Sales..........................................................           0            0            0
 -- Refinancing....................................................           0            0            0
 -- Operations.....................................................       62.85        65.02        70.17
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the Table
 (original total acquisition cost of properties retained divided by
 original total acquisition cost of all properties in program).....      82.74%       82.74%       82.46%

                                   FOOTNOTES

(1) Results from the sale of a one acre portion of the land which was a part of the property net leased to Varo, Inc. The net proceeds from the sale of this land were applied to repay a portion of the outstanding principal balance of the mortgage loan to CPA(R):1 used to finance the acquisition of the Property.

(2) Results from the sale of 11.37 acres of land which was a part of the property net leased to the Gap Stores, Inc.

(3) Represents loss on disposition of the 2400 Industrial Lane Property as a result of the transfer of the Partnership's interest in the Property.

(4) Represents write-down of the 2400 Industrial Lane Property.

(5) Results from the sale of properties net leased to Kobacker Stores, Inc.

(6) Result of refinancing mortgage loan on property leased to the Gap Inc.

(7) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS, No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(8) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

                                     NOTES

(1) CPA(R):1 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1997 -- $17.60 and April, 1997 -- $17.62.

                              TABLE III (2 OF 11)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                           CPA(R):2
                                                                       -------------------------------------------------
                                                                          1980         1981         1982         1983
                                                                       ----------   ----------   ----------   ----------

Gross Revenues........................................................ $1,658,322   $4,092,794   $6,422,836   $9,793,731

Profit on sale of properties..........................................        N/A          N/A          N/A          N/A

Extraordinary charge on extinguishment of debt........................        N/A          N/A          N/A          N/A

Write-down of property................................................

Less:

 Operating expenses...................................................    181,613      291,223      290,558      307,165

 Interest expense.....................................................    197,038      606,089    3,341,880    6,511,201

 Depreciation.........................................................     14,421      127,460      157,900      154,909

Net Income-GAAP Basis.................................................  1,265,250    3,068,022    2,632,498    2,820,456

Taxable Income (Loss):

 -- from operations...................................................    630,885    2,003,000       (9,093)  (1,168,795)

 -- from gain on sale.................................................          0            0            0            0

 -- from extraordinary charge.........................................          0            0            0            0

Cash generated from operations(3).....................................  1,149,636    2,853,883    2,460,169    2,574,532

Cash generated from sales.............................................          0            0            0            0

Cash generated from refinancing.......................................          0            0            0            0

Cash generated from operations, sales and refinancing.................  1,149,636    2,853,883    2,460,169    2,574,532

Less: Cash distribution to investors:

 -- from operating cash flow(4).......................................    473,028    2,229,443    2,440,555    2,525,000

 -- from sales and refinancing........................................          0            0            0            0

Cash generated after cash distributions and special items.............    676,608      624,440       19,614       49,532

Less: Special items...................................................          0            0            0            0

Cash generated after cash distributions and special items.............    676,608      624,440       19,614       49,532

Tax and Distribution Data Per $1000 Invested

Federal Income Tax

 Results:

  Ordinary income (loss).............................................. $    48.95   $    72.11   $     (.33)  $   (42.08)

  Capital gain (loss).................................................          0            0            0            0

Cash Distributions to Investors:

 Source (on GAAP basis):

  -- Investment income................................................      36.70        80.25        87.86        90.90

  -- Return of capital................................................          0            0            0            0

 Source (on cash basis):

  -- Sales............................................................          0            0            0            0

  -- Refinancing......................................................          0            0            0            0

  -- Operations.......................................................      36.70        80.25        87.86        90.90

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total
 acquisition cost of all properties in program).......................        N/A          N/A          100%         100%


                                                                           1984         1985         1986          1987
                                                                        ----------   ----------   ----------    ----------
                                                                       <C
Gross Revenues........................................................  $9,895,531   $9,960,370   $9,954,236    $9,694,869
Profit on sale of properties..........................................         N/A          N/A      920,577(1)        N/A
Extraordinary charge on extinguishment of debt........................         N/A          N/A     (894,945)(2)        N/A
Write-down of property................................................
Less:
 Operating expenses...................................................     346,920      364,373      393,350       480,635
 Interest expense.....................................................   6,349,960    6,307,664    4,916,744     4,204,623
 Depreciation.........................................................     154,909      155,782      314,560       475,162
Net Income-GAAP Basis.................................................   3,043,742    3,132,551    4,355,214     4,534,449
Taxable Income (Loss):
 -- from operations...................................................    (885,102)    (532,969)     260,572     1,604,613
 -- from gain on sale.................................................           0            0    2,035,116(1)          0
 -- from extraordinary charge.........................................           0            0     (239,948)(2)          0
Cash generated from operations(3).....................................   2,804,385    2,881,848    4,325,850     5,084,085
Cash generated from sales.............................................           0            0    5,441,434(1)          0
Cash generated from refinancing.......................................           0            0            0             0
Cash generated from operations, sales and refinancing.................   2,804,385    2,881,848    9,767,234     5,084,085
Less: Cash distribution to investors:
 -- from operating cash flow(4).......................................   2,547,000    2,657,778    3,691,774     3,435,000
 -- from sales and refinancing........................................           0            0    4,950,000             0
Cash generated after cash distributions and special items.............     257,385      224,070    1,125,510     1,649,085
Less: Special items...................................................           0            0            0             0
Cash generated after cash distributions and special items.............     257,385      224,070    1,125,510     1,649,085
Tax and Distribution Data Per $1000 Invested
Federal Income Tax
 Results:
  Ordinary income (loss)..............................................  $   (30.78)  $   (19.19)  $      .73    $    57.77
  Capital gain (loss).................................................           0            0        73.27             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income................................................       91.70        95.68       156.79        123.66
  -- Return of capital................................................           0            0       156.11             0
 Source (on cash basis):
  -- Sales............................................................           0            0       180.00             0
  -- Refinancing......................................................           0            0            0             0
  -- Operations.......................................................       91.70        95.68       132.90        123.66
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total
 acquisition cost of all properties in program).......................         100%         100%       93.24%        93.24%


                                                                           1988         1989          1990         1991
                                                                        ----------   -----------   ----------   ----------
Gross Revenues........................................................  $9,754,664   $10,013,889   $9,732,269   $9,756,071
Profit on sale of properties..........................................         N/A           N/A          N/A          N/A
Extraordinary charge on extinguishment of debt........................         N/A           N/A          N/A          N/A
Write-down of property................................................
Less:
 Operating expenses...................................................     489,806       540,777      685,927      691,505
 Interest expense.....................................................   4,074,729     3,856,045    3,771,706    3,595,406
 Depreciation.........................................................     475,162       479,598      480,393      478,388
Net Income-GAAP Basis.................................................   4,714,967     5,137,469    4,794,243    4,990,772
Taxable Income (Loss):
 -- from operations...................................................   1,997,924     2,600,538    2,461,101    2,874,398
 -- from gain on sale.................................................           0             0            0            0
 -- from extraordinary charge.........................................           0             0            0            0
Cash generated from operations(3).....................................   5,096,066     5,502,770    5,298,252    5,389,873
Cash generated from sales.............................................           0             0            0            0
Cash generated from refinancing.......................................           0             0            0            0
Cash generated from operations, sales and refinancing.................   5,096,066     5,502,770    5,298,252    5,389,873
Less: Cash distribution to investors:
 -- from operating cash flow(4).......................................   3,506,667     3,645,000    3,773,333    3,832,222
 -- from sales and refinancing........................................           0             0            0            0
Cash generated after cash distributions and special items.............   1,589,399     1,857,770    1,524,919    1,557,651
Less: Special items...................................................           0             0            0            0
Cash generated after cash distributions and special items.............   1,589,399     1,857,770    1,524,919    1,557,651
Tax and Distribution Data Per $1000 Invested
Federal Income Tax
 Results:
  Ordinary income (loss)..............................................  $    71.93   $     93.62   $    88.60   $   103.48
  Capital gain (loss).................................................           0             0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income................................................      126.24        131.22       135.84       137.96
  -- Return of capital................................................           0             0            0            0
 Source (on cash basis):
  -- Sales............................................................           0             0            0            0
  -- Refinancing......................................................           0             0            0            0
  -- Operations.......................................................      126.24        131.22       135.84       137.96
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total
 acquisition cost of all properties in program).......................       93.24%        93.24%       93.24%       93.24%


                                                                           1992         1993            1994          1995
                                                                        ----------   -----------     ----------    ----------
Gross Revenues........................................................  $9,763,695   $ 6,665,727     $5,161,447    $5,185,804
Profit on sale of properties..........................................         N/A     8,377,679(5)      23,451(7)        N/A
Extraordinary charge on extinguishment of debt........................         N/A      (520,979)(6)        N/A           N/A
Write-down of property................................................                  (841,889)(8)   (445,551)(9)
Less:
 Operating expenses...................................................     983,060       846,569        911,755       718,035
 Interest expense.....................................................   3,337,825     2,142,199      1,593,880     1,351,797
 Depreciation.........................................................     476,279       501,762        501,657       519,891
Net Income-GAAP Basis.................................................   4,966,531    10,190,008      1,732,055     2,596,081
Taxable Income (Loss):
 -- from operations...................................................   3,574,899     1,924,220      1,368,123     5,114,606
 -- from gain on sale.................................................           0    21,777,693         40,237             0
 -- from extraordinary charge.........................................           0             0              0             0
Cash generated from operations(3).....................................   5,513,940     3,977,769      2,770,535     6,164,009
Cash generated from sales.............................................           0    15,972,862        124,615             0
Cash generated from refinancing.......................................           0             0              0             0
Cash generated from operations, sales and refinancing.................   5,513,940    19,950,631      2,895,150     6,164,009
Less: Cash distribution to investors:
 -- from operating cash flow(4).......................................   3,898,333     2,691,111      1,458,890     1,491,667
 -- from sales and refinancing........................................           0    14,300,312              0             0
Cash generated after cash distributions and special items.............   1,615,607     2,959,208      1,436,260     4,672,342
Less: Special items...................................................           0             0              0             0
Cash generated after cash distributions and special items.............   1,615,607     2,959,208      1,436,260     4,672,342
Tax and Distribution Data Per $1000 Invested
Federal Income Tax
 Results:
  Ordinary income (loss)..............................................  $   128.70   $     69.27     $    49.25    $   184.46
  Capital gain (loss).................................................           0        784.00           1.45             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income................................................      140.34        366.84          52.52         53.72
  -- Return of capital................................................           0        250.04           0.00             0
 Source (on cash basis):
  -- Sales............................................................           0        520.00              0             0
  -- Refinancing......................................................           0             0              0             0
  -- Operations.......................................................      140.34         96.88          52.52         53.72
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total
 acquisition cost of all properties in program).......................       93.24%        61.97%         61.65%        61.65%


                                                                           1996
                                                                        ----------
Gross Revenues........................................................  $4,590,963
Profit on sale of properties..........................................         N/A
Extraordinary charge on extinguishment of debt........................         N/A
Write-down of property................................................
Less:
 Operating expenses...................................................     735,018
 Interest expense.....................................................     731,843
 Depreciation.........................................................     499,320
Net Income-GAAP Basis.................................................   2,624,782
Taxable Income (Loss):
 -- from operations...................................................   1,967,557
 -- from gain on sale.................................................           0
 -- from extraordinary charge.........................................           0
Cash generated from operations(3).....................................   2,791,872
Cash generated from sales.............................................           0
Cash generated from refinancing.......................................           0
Cash generated from operations, sales and refinancing.................   2,791,872
Less: Cash distribution to investors:
 -- from operating cash flow(4).......................................   2,303,728
 -- from sales and refinancing........................................           0
Cash generated after cash distributions and special items.............     488,144
Less: Special items...................................................           0
Cash generated after cash distributions and special items.............     488,144
Tax and Distribution Data Per $1000 Invested
Federal Income Tax
 Results:
  Ordinary income (loss)..............................................  $    70.96
  Capital gain (loss).................................................           0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income................................................       83.09
  -- Return of capital................................................           0
 Source (on cash basis):
  -- Sales............................................................           0
  -- Refinancing......................................................           0
  -- Operations.......................................................       83.09
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total
 acquisition cost of all properties in program).......................       61.65%

                                   FOOTNOTES

(1) Results from the sale of 3,441 square feet of land net leased to G.D. Searle & Co. and sale of the property net leased to General Refractories Company.

(2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loans on properties leased to Heekin Can Inc., Paper Corporation of America and Gibson Greeting Cards, Inc.

    (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(5) Results from the sale of properties leased to Heekin Can, Inc.

(6) In connection with the sale of the Heekin properties, CPA(R):2 incurred an extraordinary charge upon paying off the related mortgage loan.

(7) Results from the sale of property in Hammond, Louisiana leased to G.D. Searle and Company.

(8) Represents write-down of the Moorestown, N.J. property.

(9) Represents write-down of the Reno, Nevada property.

                                       NOTES

(1) CPA(R):2 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1997 -- $12.74 and April, 1997 -- $12.76.

                              TABLE III (3 OF 11)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase or Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                                  CPA(R):3
                                                                        ------------------------------------------------------------
                                                                          1981        1982         1983         1984         1985
                                                                        --------   ----------   ----------   ----------   ----------
Gross Revenues......................................................... $173,916   $7,746,826   $8,618,753   $8,798,595   $8,792,622
Profit on sale of properties...........................................      N/A          N/A          N/A          N/A          N/A
Extraordinary charges on extinguishment of debt                              N/A          N/A          N/A          N/A          N/A
Write-down of property.................................................      N/A          N/A          N/A          N/A          N/A
Other income...........................................................
Less:
 Operating expenses....................................................   54,011      384,169      369,246      506,660      502,561
 Interest expense......................................................   60,855    4,224,538    4,341,435    3,921,936    3,845,445
 Depreciation..........................................................        0            0            0            0            0
Net Income-GAAP Basis..................................................   59,050    3,138,119    3,908,072    4,369,999    4,444,615
Taxable Income (Loss):
 -- from operations.................................................... (190,312)    (516,798)    (194,879)     277,458      375,653
 -- from gain on sale..................................................        0            0            0            0            0
 -- from extraordinary charge..........................................        0            0            0            0            0
Cash generated from operations(3)......................................   41,249    2,698,796    3,523,610    3,979,272    3,995,421
Cash generated from sales..............................................        0            0            0            0            0
Cash generated from refinancing........................................        0            0            0            0            0
Cash generated from other..............................................        0            0            0            0            0
Cash generated from operations, sales, refinancing and other...........   41,249    2,698,796    3,523,610    3,979,272    3,995,421
Less: Cash distribution to investors:
 -- from operating cash flow(4)........................................        0    1,906,688    3,388,225    3,787,592    3,889,970
 -- from sales and refinancing.........................................        0            0            0            0            0
 -- other..............................................................        0            0            0            0            0
Cash generated (deficiency) after cash distributions...................   41,249      792,108      135,385      191,680      105,451
Less: Special items....................................................        0            0            0            0            0
Cash generated (deficiency) after cash distributions and special
 items.................................................................   41,249      792,108      135,385      191,680      105,451
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income....................................................... $ (25.06)  $   (19.36)  $    (5.79)  $     8.24   $    11.16
 Capital gain..........................................................        0            0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income.................................................        0        71.42       100.62       112.48       116.52
  -- Return of capital.................................................        0            0            0            0            0
Source (on cash basis):
 -- Sales..............................................................        0            0            0            0            0
 -- Refinancing........................................................        0            0            0            0            0
 -- Other..............................................................        0            0            0            0            0
 -- Operations.........................................................        0        71.42       100.62       112.48       116.52
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total
 acquisition cost of all properties in program)........................      N/A          N/A          100%         100%        100%


                                                                            1986            1987          1988         1989
                                                                         -----------     -----------   ----------   ----------
                                                                        <
Gross Revenues.........................................................  $ 8,720,462     $ 8,394,566   $8,582,478   $8,774,232
Profit on sale of properties...........................................      540,765(1)          N/A          N/A          N/A
Extraordinary charges on extinguishment of debt                           (1,256,013)(2)         N/A          N/A          N/A
Write-down of property.................................................          N/A             N/A          N/A          N/A
Other income...........................................................
Less:
 Operating expenses....................................................      496,570         583,208      568,793      622,281
 Interest expense......................................................    3,296,710       2,459,640    2,376,215    2,332,100
 Depreciation..........................................................       20,502         108,357      108,208      108,911
Net Income-GAAP Basis..................................................    4,191,432       5,243,361    5,529,262    5,710,940
Taxable Income (Loss):
 -- from operations....................................................      708,829       2,492,141    2,938,913    3,240,014
 -- from gain on sale..................................................    3,373,025(1)            0            0            0
 -- from extraordinary charge..........................................     (852,511)(2)           0            0            0
Cash generated from operations(3)......................................    5,009,304       5,458,974    5,743,427    5,749,481
Cash generated from sales..............................................    5,302,208(1)            0            0            0
Cash generated from refinancing........................................            0               0            0            0
Cash generated from other..............................................            0               0            0            0
Cash generated from operations, sales, refinancing and other...........   10,311,512       5,458,974    5,743,427    5,749,481
Less: Cash distribution to investors:
 -- from operating cash flow(4)........................................    4,125,001       4,073,945    3,830,020    4,131,061
 -- from sales and refinancing.........................................            0       5,280,000            0            0
 -- other..............................................................            0               0            0            0
Cash generated (deficiency) after cash distributions...................    6,186,511      (3,894,971)   1,913,407    1,618,420
Less: Special items....................................................            0               0            0            0
Cash generated (deficiency) after cash distributions and special
 items.................................................................    6,186,511      (3,894,971)   1,913,407    1,618,420
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income.......................................................  $     (3.21)    $     74.01   $    87.28   $    96.22
 Capital gain..........................................................       101.19               0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income.................................................       122.50          155.71       113.74       122.68
  -- Return of capital.................................................            0          123.68            0            0
Source (on cash basis):
 -- Sales..............................................................            0           160.0            0            0
 -- Refinancing........................................................            0               0            0            0
 -- Other..............................................................            0               0            0            0
 -- Operations.........................................................       122.50          119.40       113.74       122.68
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total
 acquisition cost of all properties in program)........................        84.41%          84.41%       84.41%       84.41%


                                                                            1990         1991         1992         1993
                                                                         ----------   ----------   ----------   -----------
Gross Revenues.........................................................  $8,713,691   $8,699,175   $8,478,263   $ 7,554,227
Profit on sale of properties...........................................         N/A          N/A          N/A           N/A
Extraordinary charges on extinguishment of debt                                 N/A          N/A          N/A           N/A
Write-down of property.................................................         N/A          N/A          N/A    (1,302,318)  (6)
Other income...........................................................
Less:
 Operating expenses....................................................     713,979      855,729    1,533,036     1,441,186
 Interest expense......................................................   2,184,359    2,073,632    1,936,878     1,734,434
 Depreciation..........................................................     108,434      108,272      108,132       147,229
Net Income-GAAP Basis..................................................   5,706,919    5,631,542    4,900,217     2,929,060
Taxable Income (Loss):
 -- from operations....................................................   3,295,198    3,439,197    5,452,217     5,504,655
 -- from gain on sale..................................................           0            0            0             0
 -- from extraordinary charge..........................................           0            0            0             0
Cash generated from operations(3)......................................   5,785,928    5,712,639    5,252,425     4,387,721
Cash generated from sales..............................................           0            0            0             0
Cash generated from refinancing........................................           0            0            0             0
Cash generated from other..............................................           0            0    8,533,614(5)   2,260,792
Cash generated from operations, sales, refinancing and other...........   5,785,928    5,712,639   13,786,039     6,648,513
Less: Cash distribution to investors:
 -- from operating cash flow(4)........................................   4,469,143    4,649,632    4,925,081     4,606,531
 -- from sales and refinancing.........................................           0            0            0             0
 -- other..............................................................           0            0    3,333,333(5)           0
Cash generated (deficiency) after cash distributions...................   1,316,785    1,063,007    5,527,625     2,041,982
Less: Special items....................................................           0            0            0             0
Cash generated (deficiency) after cash distributions and special
 items.................................................................   1,316,785    1,063,007    5,527,625     2,041,982
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income.......................................................  $    97.86   $   102.13   $   161.91   $    163.47
 Capital gain..........................................................           0            0            0             0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income.................................................      132.72       138.08       145.52         86.98
  -- Return of capital.................................................           0            0       100.74         48.83
Source (on cash basis):
 -- Sales..............................................................           0            0            0             0
 -- Refinancing........................................................           0            0            0             0
 -- Other..............................................................           0            0       100.00(5)           0
 -- Operations.........................................................      132.72       138.08       146.26        136.80
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total
 acquisition cost of all properties in program)........................       84.41%       84.41%       84.41%        84.41   %


                                                                            1994           1995           1996
                                                                         ----------     ----------     -----------
Gross Revenues.........................................................  $7,391,852     $7,249,265       5,730,082
Profit on sale of properties...........................................         N/A            N/A             N/A
Extraordinary charges on extinguishment of debt                                 N/A            N/A             N/A
Write-down of property.................................................    (697,325)(7)   (146,184)(8)         N/A
Other income...........................................................                 11,499,187(9)          N/A
Less:
 Operating expenses....................................................   1,719,172      1,173,053       1,031,997
 Interest expense......................................................   1,602,175      1,255,047          75,158
 Depreciation..........................................................     158,367        198,590         188,893
Net Income-GAAP Basis..................................................   3,214,813     15,975,567       4,434,034
Taxable Income (Loss):
 -- from operations....................................................   4,461,854     23,951,874       2,988,189
 -- from gain on sale..................................................           0                        157,910
 -- from extraordinary charge..........................................           0              0
Cash generated from operations(3)......................................   4,647,375     12,917,577       3,906,606
Cash generated from sales..............................................           0      5,435,869(9)    1,853,816(10)
Cash generated from refinancing........................................           0
Cash generated from other..............................................   2,286,195              0               0
Cash generated from operations, sales, refinancing and other...........   6,933,570     18,353,446       5,760,422
Less: Cash distribution to investors:
 -- from operating cash flow(4)........................................   4,656,367      4,722,367       3,319,280
 -- from sales and refinancing.........................................           0              0               0
 -- other..............................................................           0      8,000,000               0
Cash generated (deficiency) after cash distributions...................   2,277,203      5,631,079       2,441,142
Less: Special items....................................................           0              0               0
Cash generated (deficiency) after cash distributions and special
 items.................................................................   2,277,203      5,361,079       2,441,142
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income.......................................................  $   132.50     $   711.33     $     88.74
 Capital gain..........................................................           0              0            4.69
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income.................................................       95.47         376.83           98.57
  -- Return of capital.................................................       41.82              0               0
Source (on cash basis):
 -- Sales..............................................................           0              0               0
 -- Refinancing........................................................           0              0               0
 -- Other..............................................................           0              0               0
 -- Operations.........................................................      138.28         140.24           98.57
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total
 acquisition cost of all properties in program)........................       84.41%         84.41%          68.83%

                                   FOOTNOTES

 (1) Results from the sale of properties net leased to Commodities Corporation and Knudsen Corporation.

 (2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loan on property net leased to Gibson Greeting Cards, Inc. and pay-off of mortgage loan on property net leased to The Leslie Fay Company.

 (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS. No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5) Represents deposit received from Leslie Fay Co. in the amount of $8,533,614 for partial payment due under a purchase option for property it leases in Wilkes Barre, Pennsylvania. $3,333,333 of this amount was distributed to partners in July 1992.

 (6) Represents write-down of the Moorestown, N.J. property.

 (7) Represents write-down of the Reno, Nevada property.

 (8) Represents write-down of the Leslie Fay property to net sales proceeds.

 (9) Results of settlement with Leslie Fay.

(10) Represents sales proceeds of property in Wilkes Barre, Pennsylvania.

                                     NOTES

 (1) CPA(R):3 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1997 -- $24.80 and April
     1997 -- $24.82.

                              TABLE III (4 OF 11)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                                          CPA(R):4
                                                                                                   ----------------------
                                                                                                     1982        1983
                                                                                                   --------   -----------
Gross Revenues.................................................................................... $  5,916   $ 7,136,840
Profit on sale of properties......................................................................      N/A           N/A
Extraordinary gain................................................................................      N/A           N/A
Write-down of property............................................................................      N/A           N/A
Extraordinary charge on extinguishment of debt....................................................      N/A           N/A
Other.............................................................................................      N/A           N/A
Less:

 Operating expenses...............................................................................    9,137       274,260

 Interest expense.................................................................................    5,784     3,180,356

 Depreciation.....................................................................................    1,302       346,155
Net Income (Loss)-GAAP Basis......................................................................  (10,307)    3,336,069
Taxable Income (Loss):
 -- from operations...............................................................................   (2,604)      781,413
 -- from gain on sale.............................................................................        0             0
 -- from extraordinary charge.....................................................................        0             0
 -- other.........................................................................................        0             0
Cash generated from operations(6).................................................................   (3,135)    3,471,621
Cash generated from sales.........................................................................        0             0
Cash generated from refinancing...................................................................        0             0
Cash generated from other.........................................................................        0             0
Cash generated from operations, sales, refinancing and other......................................   (3,135)    3,471,621
Less: Cash distribution to investors:
 -- from operating cash flow(8)...................................................................        0     2,345,537
 -- from sales and refinancing....................................................................        0             0
Cash generated (deficiency) after cash distributions..............................................        0     1,126,084
Less: Special items...............................................................................        0             0
Cash generated (deficiency) after cash distributions and special items............................        0     1,126,084
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)........................................................................... $      0   $     21.01
 Other............................................................................................        0             0
 Capital gain.....................................................................................        0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................................................................        0         63.06
 -- Return of capital.............................................................................        0             0
 Source (on cash basis):
 -- Sales.........................................................................................        0             0
 -- Refinancing...................................................................................        0             0
 -- Operations....................................................................................        0         63.06
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original
 total acquisition cost of all properties in program).............................................      N/A           N/A


                                                                                                       1984          1985
                                                                                                    -----------   -----------
Gross Revenues....................................................................................  $10,976,004   $10,950,473
Profit on sale of properties......................................................................          N/A           N/A
Extraordinary gain................................................................................          N/A           N/A
Write-down of property............................................................................          N/A           N/A
Extraordinary charge on extinguishment of debt....................................................          N/A           N/A
Other.............................................................................................          N/A           N/A
Less:
 Operating expenses...............................................................................      245,150       278,838
 Interest expense.................................................................................    5,453,442     5,395,023
 Depreciation.....................................................................................      808,870       828,303
Net Income (Loss)-GAAP Basis......................................................................    4,468,542     4,448,309
Taxable Income (Loss):
 -- from operations...............................................................................     (281,447)      (98,623)
 -- from gain on sale.............................................................................            0             0
 -- from extraordinary charge.....................................................................            0             0
 -- other.........................................................................................            0             0
Cash generated from operations(6).................................................................    4,787,836     4,728,701
Cash generated from sales.........................................................................            0             0
Cash generated from refinancing...................................................................            0             0
Cash generated from other.........................................................................            0             0
Cash generated from operations, sales, refinancing and other......................................    4,787,836     4,728,701
Less: Cash distribution to investors:
 -- from operating cash flow(8)...................................................................    4,565,144     4,603,376
 -- from sales and refinancing....................................................................            0             0
Cash generated (deficiency) after cash distributions..............................................      222,692       125,325
Less: Special items...............................................................................            0             0
Cash generated (deficiency) after cash distributions and special items............................      222,692       125,325
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................................................................  $     (6.18)  $     (2.17)
 Other............................................................................................            0             0
 Capital gain.....................................................................................            0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................................................................        98.18         97.73
 -- Return of capital.............................................................................         2.12          3.41
 Source (on cash basis):
 -- Sales.........................................................................................            0             0
 -- Refinancing...................................................................................            0             0
 -- Operations....................................................................................       100.30        101.14
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original
 total acquisition cost of all properties in program).............................................          100%          100%


                                                                                                       1986            1987
                                                                                                    -----------     -----------
Gross Revenues....................................................................................  $10,021,241     $ 8,733,350
Profit on sale of properties......................................................................    1,454,064(1)          N/A
Extraordinary gain................................................................................          N/A             N/A
Write-down of property............................................................................   (2,266,656)(2)         N/A
Extraordinary charge on extinguishment of debt....................................................          N/A             N/A
Other.............................................................................................          N/A             N/A
Less:
 Operating expenses...............................................................................      529,941         566,780
 Interest expense.................................................................................    5,149,287       4,101,592
 Depreciation.....................................................................................    1,059,071       1,628,118
Net Income (Loss)-GAAP Basis......................................................................    2,470,350       2,436,860
Taxable Income (Loss):
 -- from operations...............................................................................     (402,328)       (433,637)
 -- from gain on sale.............................................................................    4,047,994(1)            0
 -- from extraordinary charge.....................................................................            0               0
 -- other.........................................................................................            0               0
Cash generated from operations(6).................................................................    4,857,156       4,115,421
Cash generated from sales.........................................................................    4,483,969(1)            0
Cash generated from refinancing...................................................................            0               0
Cash generated from other.........................................................................            0               0
Cash generated from operations, sales, refinancing and other......................................    9,341,125       4,115,421
Less: Cash distribution to investors:
 -- from operating cash flow(8)...................................................................    4,639,789       4,594,265
 -- from sales and refinancing....................................................................            0       1,711,359
Cash generated (deficiency) after cash distributions..............................................    4,701,336      (2,190,203)
Less: Special items...............................................................................            0               0
Cash generated (deficiency) after cash distributions and special items............................    4,701,336      (2,190,203)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................................................................  $     (8.84)    $     (9.52)
 Other............................................................................................            0               0
 Capital gain.....................................................................................        88.94               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................................................................        54.28           53.53
 -- Return of capital.............................................................................        47.66           87.02
 Source (on cash basis):
 -- Sales.........................................................................................            0           40.00
 -- Refinancing...................................................................................            0               0
 -- Operations....................................................................................       101.94          100.55
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original
 total acquisition cost of all properties in program).............................................        85.20%          85.20%


                                                                                                       1988            1989
                                                                                                    -----------     -----------
Gross Revenues....................................................................................  $ 9,117,527     $ 9,393,587
Profit on sale of properties......................................................................          N/A             N/A
Extraordinary gain................................................................................          N/A             N/A
Write-down of property............................................................................          N/A             N/A
Extraordinary charge on extinguishment of debt....................................................     (160,000)(4)     (70,266)(5)
Other.............................................................................................          N/A             N/A
Less:
 Operating expenses...............................................................................      538,523         614,235
 Interest expense.................................................................................    3,805,805       3,552,960
 Depreciation.....................................................................................    1,468,317       1,243,008
Net Income (Loss)-GAAP Basis......................................................................    3,144,882       3,913,118
Taxable Income (Loss):
 -- from operations...............................................................................      561,034       1,408,950
 -- from gain on sale.............................................................................            0               0
 -- from extraordinary charge.....................................................................     (160,000)(4)     (70,266)(5)
 -- other.........................................................................................            0               0
Cash generated from operations(6).................................................................    4,763,309       5,289,802
Cash generated from sales.........................................................................            0               0
Cash generated from refinancing...................................................................            0               0
Cash generated from other.........................................................................            0               0
Cash generated from operations, sales, refinancing and other......................................    4,763,309       5,289,802
Less: Cash distribution to investors:
 -- from operating cash flow(8)...................................................................    4,522,360       4,564,233
 -- from sales and refinancing....................................................................            0               0
Cash generated (deficiency) after cash distributions..............................................      240,949         725,569
Less: Special items...............................................................................            0               0
Cash generated (deficiency) after cash distributions and special items............................      240,949         725,569
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................................................................  $     12.33     $     29.41
 Other............................................................................................            0               0
 Capital gain.....................................................................................            0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................................................................        69.10           85.97
 -- Return of capital.............................................................................        30.26           14.31
 Source (on cash basis):
 -- Sales.........................................................................................            0               0
 -- Refinancing...................................................................................            0               0
 -- Operations....................................................................................        99.36          100.28
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original
 total acquisition cost of all properties in program).............................................        85.20%          85.20%


                                                                                                       1990            1991
                                                                                                    -----------     -----------
Gross Revenues....................................................................................  $ 9,694,000     $ 9,653,180
Profit on sale of properties......................................................................          N/A             N/A
Extraordinary gain................................................................................    2,080,304(3)          N/A
Write-down of property............................................................................   (2,080,304)(2)         N/A
Extraordinary charge on extinguishment of debt....................................................          N/A             N/A
Other.............................................................................................          N/A             N/A
Less:
 Operating expenses...............................................................................      752,499         790,950
 Interest expense.................................................................................    3,504,016       3,441,293
 Depreciation.....................................................................................    1,207,776       1,184,801
Net Income (Loss)-GAAP Basis......................................................................    4,229,709       4,236,136
Taxable Income (Loss):
 -- from operations...............................................................................    1,518,550       1,702,996
 -- from gain on sale.............................................................................            0               0
 -- from extraordinary charge.....................................................................            0               0
 -- other.........................................................................................            0               0
Cash generated from operations(6).................................................................    5,611,039       5,479,320
Cash generated from sales.........................................................................            0               0
Cash generated from refinancing...................................................................            0               0
Cash generated from other.........................................................................            0               0
Cash generated from operations, sales, refinancing and other......................................    5,611,039       5,479,320
Less: Cash distribution to investors:
 -- from operating cash flow(8)...................................................................    4,627,954       4,729,905
 -- from sales and refinancing....................................................................            0               0
Cash generated (deficiency) after cash distributions..............................................      983,085         749,415
Less: Special items...............................................................................            0               0
Cash generated (deficiency) after cash distributions and special items............................      983,085         749,415
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................................................................  $     33.36     $     37.42
 Other............................................................................................            0               0
 Capital gain.....................................................................................            0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................................................................        92.93           93.07
 -- Return of capital.............................................................................         8.75           10.85
 Source (on cash basis):
 -- Sales.........................................................................................            0               0
 -- Refinancing...................................................................................            0               0
 -- Operations....................................................................................       101.68          103.92
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original
 total acquisition cost of all properties in program).............................................        85.20%          85.20%


                                                                                                       1992            1993
                                                                                                    -----------     -----------
Gross Revenues....................................................................................  $ 9,959,144     $12,450,374
Profit on sale of properties......................................................................          N/A             N/A
Extraordinary gain................................................................................          N/A         345,000(9)
Write-down of property............................................................................          N/A             N/A
Extraordinary charge on extinguishment of debt....................................................          N/A             N/A
Other.............................................................................................      (44,308)(7)         N/A
Less:
 Operating expenses...............................................................................    1,647,627       3,375,359
 Interest expense.................................................................................    3,309,359       2,987,868
 Depreciation.....................................................................................    1,259,693       1,346,641
Net Income (Loss)-GAAP Basis......................................................................    3,698,157       5,085,506
Taxable Income (Loss):
 -- from operations...............................................................................    1,737,637       3,540,526
 -- from gain on sale.............................................................................            0         957,340
 -- from extraordinary charge.....................................................................            0               0
 -- other.........................................................................................      (14,801)(7)           0
Cash generated from operations(6).................................................................    5,071,063       6,231,586
Cash generated from sales.........................................................................            0               0
Cash generated from refinancing...................................................................            0               0
Cash generated from other.........................................................................       14,195(7)            0
Cash generated from operations, sales, refinancing and other......................................    5,085,258       6,231,586
Less: Cash distribution to investors:
 -- from operating cash flow(8)...................................................................    4,819,116       4,854,619
 -- from sales and refinancing....................................................................            0               0
Cash generated (deficiency) after cash distributions..............................................      266,142       1,376,967
Less: Special items...............................................................................            0               0
Cash generated (deficiency) after cash distributions and special items............................      266,142       1,376,967
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................................................................  $     38.18     $     77.79
 Other............................................................................................        (0.33)              0
 Capital gain.....................................................................................            0           21.03
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................................................................        81.25          106.66
 -- Return of capital.............................................................................        24.63               0
 Source (on cash basis):
 -- Sales.........................................................................................            0               0
 -- Refinancing...................................................................................            0               0
 -- Operations....................................................................................       105.88          106.66
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original
 total acquisition cost of all properties in program).............................................        85.20%          85.20%


                                                                                                       1994            1995
                                                                                                    -----------     -----------
Gross Revenues....................................................................................  $11,570,621     $11,896,324
Profit on sale of properties......................................................................          N/A       3,330,098(10)
Extraordinary gain................................................................................          N/A             N/A
Write-down of property............................................................................          N/A             N/A
Extraordinary charge on extinguishment of debt....................................................          N/A             N/A
Other.............................................................................................          N/A             N/A
Less:
 Operating expenses...............................................................................    3,590,081       3,299,454

                                   FOOTNOTES

 (1) Results from the sale of properties net leased to Knudsen Corporation.

 (2) Represents writedown of Beaumont, Texas property, formerly net leased to Gulf Consolidated Services, Inc.

 (3) Represents gain on restructuring of debt on Beaumont, Texas property formerly net leased to Gulf Consolidated Services, Inc.

 (4) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Simplicity Manufacturing, Inc.

 (5) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Brodart Co.

 (6) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (7) Represents acquisition of hotel operations for a property formerly leased to Integra-A Hotel and Restaurant Company.

 (8) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (9) Represents extinguishment of debt on the property located in Beaumont, Texas.

(10) Results from sale of property net leased to Genesco, Inc.

(11) Includes equity income and net hotel operating results for 1996.

(12) Results from the exchange of a hotel property in Kenney, Louisiana for an investment in American General Hospitality Operating Partnership L.D.

                                     NOTES

 (1) CPA(R):4 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1997 -- $24.56; April, 1997 -- $24.58.

                              TABLE III (5 OF 11)

                      OPERATING RESULTS OF PRIOR PROGRAMS

      Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                                CPA(R):5
                                                                             -----------------------------------------------
                                                                               1983       1984        1985          1986
                                                                             --------  ----------  ----------    -----------

Gross Revenues.............................................................. $151,212  $7,692,603  $9,285,385    $12,857,025

Other.......................................................................      N/A         N/A         N/A            N/A

Profit (loss) on sale or disposition of properties..........................      N/A         N/A         N/A            N/A

Extraordinary charge on extinguishment of debt..............................      N/A         N/A         N/A            N/A

Write-down of property......................................................      N/A         N/A         N/A       (860,000)(4)

Less:
 Operating expenses.........................................................   81,016     195,585     363,490        493,702
 Interest expenses..........................................................    1,041   1,828,708   3,557,103      6,447,584
 Depreciation...............................................................        0      90,662     890,342      2,300,987
 Minority Interest..........................................................      N/A         N/A         N/A         80,834

Net Income-GAAP Basis.......................................................   69,155   5,577,648   4,474,450      2,673,918

Taxable Income (Loss):
 -- from operations.........................................................   83,341   4,180,317   2,173,368        277,783
 -- from gain (loss) on sale or disposition.................................        0           0           0              0
 -- from other..............................................................        0           0           0              0

Cash generated from operations(10)..........................................   77,254   5,612,247   5,157,259      6,550,334

Cash generated from sales...................................................        0           0           0              0

Cash generated from refinancing.............................................        0           0           0              0

Cash generated from operations, sales and refinancing.......................   77,254   5,612,247   5,157,259      6,550,334

Less: Cash distribution to investors:
 -- from operating cash flow(11)............................................        0   5,150,600   5,324,013      5,481,771
 -- from sales and refinancing..............................................        0           0           0              0

Cash generated (deficiency) after cash distributions........................   77,254     461,647    (166,754)     1,068,563

Less: special items.........................................................

Cash generated (deficiency) after cash distributions and special items......   77,254     461,647    (166,754)     1,068,563

Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:

 Ordinary income (loss)..................................................... $   1.38  $    69.43  $    36.09    $      4.61
 Capital gain (loss)........................................................        0           0           0              0
 Other......................................................................        0           0           0              0

Cash Distributions to Investors:
 Source (on GAAP basis):

 -- Investment income.......................................................        0       85.54       74.31          44.41
 -- Return of capital.......................................................        0           0       14.11          46.63
 Source (on cash basis):
 -- Sales...................................................................        0           0           0              0
 -- Refinancing.............................................................        0           0           0              0
 -- Operations..............................................................        0       85.54       88.42          91.04

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all
 properties in program......................................................      N/A         N/A         N/A            N/A


                                                                                 1987           1988           1989
                                                                              -----------    -----------    -----------
Gross Revenues..............................................................  $14,405,568    $15,061,441    $15,324,326
Other.......................................................................          N/A            N/A            N/A
Profit (loss) on sale or disposition of properties..........................     (457,484)(1)         N/A        47,319(2)
Extraordinary charge on extinguishment of debt..............................          N/A            N/A            N/A
Write-down of property......................................................          N/A            N/A            N/A
Less:
 Operating expenses.........................................................    1,327,685        758,159      1,305,074
 Interest expenses..........................................................    7,050,466      6,926,712      7,052,901
 Depreciation...............................................................    2,506,914      2,637,104      2,632,299
 Minority Interest..........................................................      165,810        197,354         17,714
Net Income-GAAP Basis.......................................................    2,897,209      4,542,112      4,363,657
Taxable Income (Loss):
 -- from operations.........................................................   (1,015,507)       406,029        799,445
 -- from gain (loss) on sale or disposition.................................   (1,065,808)             0         87,421(2)
 -- from other..............................................................            0              0              0
Cash generated from operations(10)..........................................    5,622,209      6,571,710      6,911,989
Cash generated from sales...................................................      500,000(1)           0        239,362(2)
Cash generated from refinancing.............................................            0              0              0
Cash generated from operations, sales and refinancing.......................    6,122,209      6,571,710      7,151,351
Less: Cash distribution to investors:
 -- from operating cash flow(11)............................................    5,535,961      5,587,744      5,635,916
 -- from sales and refinancing..............................................            0              0              0
Cash generated (deficiency) after cash distributions........................      586,248        983,966      1,515,435
Less: special items.........................................................
Cash generated (deficiency) after cash distributions and special items......      586,248        983,966      1,515,435
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).....................................................  $    (16.87)   $      6.74    $     13.28
 Capital gain (loss)........................................................       (17.69)             0           1.45
 Other......................................................................            0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................................        48.12          75.43          72.47
 -- Return of capital.......................................................        43.82          17.37          21.13
 Source (on cash basis):
 -- Sales...................................................................            0              0              0
 -- Refinancing.............................................................            0              0              0
 -- Operations..............................................................        91.94          92.80          93.60
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all
 properties in program......................................................          N/A          98.51%         98.51%


                                                                                 1990            1991            1992
                                                                              -----------     -----------     -----------
Gross Revenues..............................................................  $14,912,517     $15,167,339     $18,195,423  (8)
Other.......................................................................          N/A        (103,595)(5)   1,872,534
Profit (loss) on sale or disposition of properties..........................          N/A         (35,987)(6)    (488,795)(9)
Extraordinary charge on extinguishment of debt..............................      (32,714)(3)         N/A             N/A
Write-down of property......................................................          N/A        (300,000)(7)         N/A
Less:
 Operating expenses.........................................................    1,503,721       3,354,854       6,111,874
 Interest expenses..........................................................    6,512,534       6,042,335       5,293,044
 Depreciation...............................................................    2,620,793       2,622,033       2,317,013
 Minority Interest..........................................................      114,721        (174,657)            N/A
Net Income-GAAP Basis.......................................................    4,128,034       2,883,192       5,857,231
Taxable Income (Loss):
 -- from operations.........................................................      857,331       1,077,650       1,530,150
 -- from gain (loss) on sale or disposition.................................      488,066          (2,674)(6)     871,676
 -- from other..............................................................            0        (154,918)(5)   2,617,784(8)
Cash generated from operations(10)..........................................    5,895,617       5,278,070       6,202,200
Cash generated from sales...................................................            0         120,000(6)            0
Cash generated from refinancing.............................................            0               0               0
Cash generated from operations, sales and refinancing.......................    5,895,617       5,398,070       6,202,200
Less: Cash distribution to investors:
 -- from operating cash flow(11)............................................    5,684,084       5,732,256       5,780,425
 -- from sales and refinancing..............................................            0               0               0
Cash generated (deficiency) after cash distributions........................      211,533        (334,186)        421,775
Less: special items.........................................................
Cash generated (deficiency) after cash distributions and special items......      211,533        (334,186)        421,775
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).....................................................  $     14.24     $     17.90     $     25.41
 Capital gain (loss)........................................................            0           (0.04)          14.48
 Other......................................................................            0               0           43.48
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................................        68.56           47.88           96.00
 -- Return of capital.......................................................        25.84           47.32               0
 Source (on cash basis):
 -- Sales...................................................................            0               0               0
 -- Refinancing.............................................................            0               0               0
 -- Operations..............................................................        94.40           95.20           96.00
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all
 properties in program......................................................        97.60%          97.45%          94.12  %


                                                                                 1993            1994            1995
                                                                              -----------     -----------     -----------
Gross Revenues..............................................................  $18,260,614     $18,125,156     $15,768,137
Other.......................................................................   214,978(12)            N/A             N/A
Profit (loss) on sale or disposition of properties..........................          N/A       1,242,614(14)     614,234   (16)
Extraordinary charge on extinguishment of debt..............................          N/A        (117,619)(15)         N/A
Write-down of property......................................................     (323,611)(13)           0     (1,980,550)      (17)
Less:
 Operating expenses.........................................................    6,417,993       7,111,014       6,927,470
 Interest expenses..........................................................    4,941,889       4,518,529       3,495,872
 Depreciation...............................................................    2,295,887       2,181,432       2,065,781
 Minority Interest..........................................................          N/A             N/A             N/A
Net Income-GAAP Basis.......................................................    4,496,212       5,439,186       1,912,698
Taxable Income (Loss):
 -- from operations.........................................................    2,039,288         866,115       1,621,566
 -- from gain (loss) on sale or disposition.................................            0      10,019,470               0
 -- from other..............................................................            0               0               0
Cash generated from operations(10)..........................................    6,241,041       6,292,833       4,688,070
Cash generated from sales...................................................            0               0       1,187,362(16)
Cash generated from refinancing.............................................            0               0               0
Cash generated from operations, sales and refinancing.......................    6,241,041       6,292,833       5,875,432
Less: Cash distribution to investors:
 -- from operating cash flow(11)............................................    5,828,596       5,862,314       8,054,982
 -- from sales and refinancing..............................................            0               0               0
Cash generated (deficiency) after cash distributions........................      412,445         430,519      (2,179,550)
Less: special items.........................................................            0               0               0
Cash generated (deficiency) after cash distributions and special items......      412,445         430,519      (2,179,550)
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).....................................................  $     33.87     $     14.87     $     26.93
 Capital gain (loss)........................................................            0          166.40               0
 Other......................................................................            0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................................        74.67           90.33           31.77
 -- Return of capital.......................................................        22.13            7.03          102.01
 Source (on cash basis):
 -- Sales...................................................................            0               0               0
 -- Refinancing.............................................................            0               0               0
 -- Operations..............................................................        96.80           97.36          133.78
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all
 properties in program......................................................        94.12%          92.97%          81.82%


                                                                                 1996
                                                                              -----------
Gross Revenues..............................................................  $13,204,966
Other.......................................................................          N/A
Profit (loss) on sale or disposition of properties..........................    5,284,165(18)
Extraordinary charge on extinguishment of debt..............................          N/A
Write-down of property......................................................   (1,300,000)(19)
Less:
 Operating expenses.........................................................    6,006,397
 Interest expenses..........................................................    2,075,230
 Depreciation...............................................................    1,331,028
 Minority Interest..........................................................          N/A
Net Income-GAAP Basis.......................................................    7,776,476
Taxable Income (Loss):
 -- from operations.........................................................    1,690,288
 -- from gain (loss) on sale or disposition.................................    8,338,765
 -- from other..............................................................            0
Cash generated from operations(10)..........................................    7,901,310
Cash generated from sales...................................................    8,583,803
Cash generated from refinancing.............................................            0
Cash generated from operations, sales and refinancing.......................   16,485,113
Less: Cash distribution to investors:
 -- from operating cash flow(11)............................................    4,456,949
 -- from sales and refinancing..............................................            0
Cash generated (deficiency) after cash distributions........................   12,028,164
Less: special items.........................................................            0
Cash generated (deficiency) after cash distributions and special items......   12,028,164
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).....................................................  $     28.07
 Capital gain (loss)........................................................       141.45
 Other......................................................................            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................................        74.02
 -- Return of capital.......................................................            0
 Source (on cash basis):
 -- Sales...................................................................            0
 -- Refinancing.............................................................            0
 -- Operations..............................................................        74.02
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all
 properties in program......................................................       63.06%

                                   FOOTNOTES

 (1) Represents sale of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (2) Represents exchange of property net leased to Industrial General
     Corporation.

 (3) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Pace Membership Warehouse, Inc.

 (4) Represents write-down of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (5) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

 (6) Results from the sale of a 3.0815 acre parcel of land which was a portion of the property net leased to Industrial General Corporation.

 (7) Represents write-down of Columbus, Georgia property leased to Williams Hand Tool, Inc.

 (8) Represents a gain on release of mortgage escrow funds and related interest income earned in the escrow reserve accounts for the hotel properties located in Alpena and Petoskey, Michigan.

 (9) Represents disposition of Columbus, Georgia property formerly leased to Williams Hand Tool, Inc. and sale of a parcel of land in Elyria, Ohio formerly leased to Industrial General Corporation.

(10) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(11) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(12) Results from the settlement and lease termination agreement for the hotel properties in Michigan.

(13) Represents write-down of the preferred stock investment and the estimated residual value of the South Boston and Kenbridge, Virginia properties.

(14) Results from sale of the Tampa, Florida and the Forrest City, Arkansas properties.

(15) Represents the extinguishment of debt on the Tampa, Florida property and properties located in Gordonsville, Virginia and North Bergen, NJ.

(16) Results from sale of properties in Bold Knob, Arkansas, Ballville, Ohio, Newburyport, Massachusetts, Gardensville, Virginia and North Bergen, New Jersey.

(17) Represents the writedown of hotel property in Rapid City, South Dakota and the property on Elepia, Ohio; and writing off the note receivable and preferred stock of Rochester Butten Company.

(18) Represents sale of property in Hodgkins, Illinois leased to GATX Logistics, Inc., property in Helena, Montana and a hotel property in Rapid City, South Dakota.

(19) Represents write-down of hotel property in Rapid City, South Dakota.

                                     NOTES

 (1) CPA(R):5 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1997 -- $16.90 and April -- $16.68.

                              TABLE III (6 OF 11)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                                      CPA(R):6
                                                                                       --------------------------------------
                                                                                          1985          1986          1987
                                                                                       ----------    ----------    ----------
Gross Revenues.......................................................................  $4,200,601    $6,432,252    $9,898,043
Gain on sale.........................................................................           0             0             0
Other................................................................................           0             0             0
Extraordinary (charge) gain..........................................................           0             0             0
Less:
 Operating expenses..................................................................     215,852       333,030       573,786
 Interest expense....................................................................     792,434     2,111,626     4,736,879
 Depreciation........................................................................       5,709       278,305     1,095,292
Net Income-GAAP Basis................................................................   3,186,606     3,709,291     3,492,083
Taxable Income:
 -- from operations..................................................................   2,650,283     2,577,849       982,403
 -- from gain on sale................................................................           0             0             0
 -- from extraordinary charge........................................................           0             0             0
 -- from other.......................................................................           0             0             0
Cash generated from operations(4)....................................................   3,194,889     4,509,489     5,239,285
Cash generated from sales............................................................           0             0             0
Cash generated from refinancing......................................................           0             0             0
Cash generated from other............................................................           0             0             0
Cash generated from operations, sales, refinancing and other.........................   3,194,889     4,509,489     5,239,285
Less: Cash distribution to investors:
 -- from operating cash flow(5)......................................................   2,422,433     4,274,550     4,154,307
 -- from sales and refinancing.......................................................           0             0             0
Cash generated (deficiency) after cash distributions.................................     772,456       234,939     1,084,978

 Less: Special items.................................................................           0             0             0
Cash generated (deficiency) after cash distributions and
 special items.......................................................................     772,456       234,939     1,084,978
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)..............................................................  $    51.96    $    50.54    $    19.26
 Other...............................................................................           0             0             0
 Capital gain........................................................................           0             0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income...............................................................       47.49         72.72         68.46
  -- Return of capital...............................................................           0          7.85         12.98
 Source (on cash basis):
  -- Sales...........................................................................           0             0             0
  -- Refinancing.....................................................................           0             0             0
  -- Operations......................................................................       47.49         80.57         81.44
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all properties in program)...         N/A           N/A           N/A


                                                                                          1988                       1989
                                                                                       -----------                -----------
                                                                                       <
Gross Revenues.......................................................................  $11,197,061                $10,904,247
Gain on sale.........................................................................            0                          0
Other................................................................................            0                          0
Extraordinary (charge) gain..........................................................            0                          0
Less:
 Operating expenses..................................................................      558,887                    575,222
 Interest expense....................................................................    5,416,130                  5,388,140
 Depreciation........................................................................    1,405,857                  1,418,340
Net Income-GAAP Basis................................................................    3,816,187                  3,522,545
Taxable Income:
 -- from operations..................................................................    1,219,990                  1,218,257
 -- from gain on sale................................................................            0                          0
 -- from extraordinary charge........................................................            0                          0
 -- from other.......................................................................            0                          0
Cash generated from operations(4)....................................................    4,983,579                  5,032,548
Cash generated from sales............................................................            0                          0
Cash generated from refinancing......................................................            0                          0
Cash generated from other............................................................            0                          0
Cash generated from operations, sales, refinancing and other.........................    4,983,579                  5,032,548
Less: Cash distribution to investors:
 -- from operating cash flow(5)......................................................    4,198,176                  4,247,146
 -- from sales and refinancing.......................................................            0                          0
Cash generated (deficiency) after cash distributions.................................      785,403                    785,402
 Less: Special items.................................................................            0                          0
Cash generated (deficiency) after cash distributions and
 special items.......................................................................      785,403                    785,402
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)..............................................................  $     23.92                $     23.88
 Other...............................................................................            0                          0
 Capital gain........................................................................            0                          0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income...............................................................        74.81                      69.06
  -- Return of capital...............................................................         7.49                      14.20
 Source (on cash basis):
  -- Sales...........................................................................            0                          0
  -- Refinancing.....................................................................            0                          0
  -- Operations......................................................................        82.30                      83.26
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all properties in program)...          100%                       100%


                                                                                          1990            1991              1992
                                                                                       -----------    ------------      ------------
Gross Revenues.......................................................................  $11,092,133    $ 11,406,582      $ 14,177,113
Gain on sale.........................................................................            0               0                 0
Other................................................................................            0         (55,783)(1)       (75,211
)(3)
Extraordinary (charge) gain..........................................................            0         (13,559)(2)             0
Less:
 Operating expenses..................................................................      802,183       1,078,174         2,858,645
 Interest expense....................................................................    5,269,354       5,222,844         5,319,971
 Depreciation........................................................................    1,418,339       1,418,968         1,668,951
Net Income-GAAP Basis................................................................    3,602,257       3,617,254         4,254,335
Taxable Income:
 -- from operations..................................................................    1,338,235       1,831,848         2,227,427
 -- from gain on sale................................................................            0               0                 0
 -- from extraordinary charge........................................................            0         (13,559)(2)             0
 -- from other.......................................................................            0        (250,032)(1)        27,303
(3)
Cash generated from operations(4)....................................................    5,201,952       5,719,005         6,066,705
Cash generated from sales............................................................            0               0                 0
Cash generated from refinancing......................................................            0         870,913         2,414,076
Cash generated from other............................................................            0               0            17,008
(3)
Cash generated from operations, sales, refinancing and other.........................    5,201,952       6,589,918         8,497,789
Less: Cash distribution to investors:
 -- from operating cash flow(5)......................................................    4,316,026       4,421,586         4,633,297
 -- from sales and refinancing.......................................................            0               0                 0
Cash generated (deficiency) after cash distributions.................................      885,926       2,168,332         3,864,492
 Less: Special items.................................................................            0               0                 0
Cash generated (deficiency) after cash distributions and
 special items.......................................................................      885,926       2,168,332         3,864,492
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)..............................................................  $     26.23    $      35.65      $      43.67
 Other...............................................................................            0               0              0.54
 Capital gain........................................................................            0               0                 0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income...............................................................        70.62           70.91             83.40
  -- Return of capital...............................................................        13.99           15.77              7.43
 Source (on cash basis):
  -- Sales...........................................................................            0               0                 0
  -- Refinancing.....................................................................            0               0                 0
  -- Operations......................................................................        84.61           86.68             90.83
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all properties in program)...          100%            100%              100
%

                                                                                          1993           1994           1995
                                                                                       -----------    -----------    -----------
Gross Revenues.......................................................................  $15,387,180    $15,693,853    $16,737,899
Gain on sale.........................................................................            0              0              0
Other................................................................................          N/A            N/A            N/A
Extraordinary (charge) gain..........................................................          N/A            N/A      2,088,268(6)
Less:
 Operating expenses..................................................................    4,706,491      5,933,070      4,942,528
 Interest expense....................................................................    5,122,703      5,040,589      4,499,692
 Depreciation........................................................................    1,637,678      1,621,029      1,525,011
Net Income-GAAP Basis................................................................    3,920,308      3,099,165      7,858,936
Taxable Income:
 -- from operations..................................................................    2,091,787      1,156,303      7,871,636
 -- from gain on sale................................................................            0              0              0
 -- from extraordinary charge........................................................            0              0              0
 -- from other.......................................................................            0              0              0
Cash generated from operations(4)....................................................    5,531,994      5,094,336     11,133,036
Cash generated from sales............................................................            0              0              0
Cash generated from refinancing......................................................            0              0              0
Cash generated from other............................................................            0              0              0
Cash generated from operations, sales, refinancing and other.........................    5,531,994      5,094,336     11,133,036
Less: Cash distribution to investors:
 -- from operating cash flow(5)......................................................    4,676,223      4,704,691      4,736,359
 -- from sales and refinancing.......................................................            0              0              0
Cash generated (deficiency) after cash distributions.................................      855,771        389,645      6,396,677
 Less: Special items.................................................................            0              0              0
Cash generated (deficiency) after cash distributions and
 special items.......................................................................      855,771        389,645      6,396,677
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)..............................................................  $     41.01    $     22.67    $    154.38
 Other...............................................................................            0              0              0
 Capital gain........................................................................            0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income...............................................................        76.85          60.76          92.89
  -- Return of capital...............................................................        14.82          31.47              0
 Source (on cash basis):
  -- Sales...........................................................................            0              0              0
  -- Refinancing.....................................................................            0              0              0
  -- Operations......................................................................        91.67          92.23          92.89
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all properties in program)...          100%           100%           100%


                                                                                          1996
                                                                                       -----------
Gross Revenues.......................................................................  $16,537,296
Gain on sale.........................................................................       70,878(7)
Other................................................................................          N/A
Extraordinary (charge) gain..........................................................          N/A
Less:
 Operating expenses..................................................................    4,914,538
 Interest expense....................................................................    4,003,726
 Depreciation........................................................................    1,664,514
Net Income-GAAP Basis................................................................    6,025,396
Taxable Income:
 -- from operations..................................................................    3,450,345
 -- from gain on sale................................................................      242,713
 -- from extraordinary charge........................................................            0
 -- from other.......................................................................            0
Cash generated from operations(4)....................................................    7,615,526
Cash generated from sales............................................................            0
Cash generated from refinancing......................................................            0
Cash generated from other............................................................            0
Cash generated from operations, sales, refinancing and other.........................    7,615,526
Less: Cash distribution to investors:
 -- from operating cash flow(5)......................................................    4,880,911
 -- from sales and refinancing.......................................................
Cash generated (deficiency) after cash distributions.................................    2,734,615
 Less: Special items.................................................................            0
Cash generated (deficiency) after cash distributions and
 special items.......................................................................    2,734,615
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)..............................................................  $     67.67
 Other...............................................................................            0
 Capital gain........................................................................            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income...............................................................        95.72
  -- Return of capital...............................................................            0
 Source (on cash basis):
  -- Sales...........................................................................            0
  -- Refinancing.....................................................................            0
  -- Operations......................................................................        95.72
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all properties in program)...       99.79%

                                   FOOTNOTES

(1) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

(2) Represents unamortized balance of deferred charges in connection with the refinancing of the mortgage loan secured by a property leased to Martin Marrietta Corporation.

(3) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

(4) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(5) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(6) Represents gain on restructuring of debt on the property leased to Anthony's Manufacturing Company, Inc.

(7) Result from the sale of two properties leased to Autozone, Inc.

                                     NOTES

(1) CPA(R):6 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1997 -- $24.25 and April, 1997 -- $24.27.

                              TABLE III (7 OF 11)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                                         CPA(R):7
                                                                                                   ---------------------
                                                                                                     1986        1987
                                                                                                   --------   ----------

Gross Revenues...................................................................................  $ 90,399   $4,119,934

Profit (loss) on sale of properties..............................................................       N/A          N/A

Gain on sale of securities.......................................................................       N/A          N/A

Extraordinary gain charge........................................................................

Write-down of property...........................................................................       N/A          N/A

Other............................................................................................       N/A          N/A

Less:
 Operating expenses..............................................................................    46,413      326,846
 Interest expense................................................................................    22,911    1,389,385
 Depreciation....................................................................................         0      131,567

Net Income-GAAP Basis............................................................................    21,075    2,272,136

Taxable Income (Loss):
 -- from operations..............................................................................   (51,877)   1,203,013
 -- from gain (loss) on sales....................................................................         0            0
 -- other........................................................................................         0            0

Cash generated from operations...................................................................  1,550,648   1,115,274

Cash generated from sales........................................................................         0            0

Cash generated from refinancing..................................................................         0            0

Cash generated from other........................................................................         0            0

Cash generated from operations, sales, refinancing and other.....................................  1,550,648   1,115,274

Less: Cash distribution to investors:
 -- from operating cash flow(6)..................................................................         0    1,363,271
 -- from sales and refinancing...................................................................         0            0

Cash generated (deficiency) after cash distributions.............................................  1,550,648    (247,997)

Less: Special items..............................................................................         0            0

Cash generated (deficiency) after cash distributions and special items...........................  1,550,648    (247,997)

Tax and Distribution Data Per $1000 Invested

 Federal Income Tax Results:

 Ordinary income (loss)..........................................................................  $  (4.29)  $    24.98
 Other...........................................................................................         0            0
 Capital gain....................................................................................         0            0

Cash Distributions to Investors:

 Source (on GAAP basis):

 -- Investment income............................................................................         0        60.60

 -- Return of capital............................................................................         0            0
 Source (on cash basis):
 -- Sales........................................................................................         0            0
 -- Refinancing..................................................................................         0            0
 -- Operations...................................................................................         0        60.60

  Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by
   original total acquisition cost of all properties in program).................................       N/A          N/A


                                                                                                      1988           1989
                                                                                                   ----------     -----------
Gross Revenues...................................................................................  $9,066,142     $14,071,843
Profit (loss) on sale of properties..............................................................         N/A             N/A
Gain on sale of securities.......................................................................   1,766,185(3)       48,158(3)
Extraordinary gain charge........................................................................
Write-down of property...........................................................................         N/A             N/A
Other............................................................................................         N/A             N/A
Less:
 Operating expenses..............................................................................   1,848,463       5,576,552
 Interest expense................................................................................   3,479,631       4,657,478
 Depreciation....................................................................................   1,009,247       1,422,116
Net Income-GAAP Basis............................................................................   4,494,986       2,463,855
Taxable Income (Loss):
 -- from operations..............................................................................   1,585,180       1,195,514
 -- from gain (loss) on sales....................................................................   1,766,185(3)       48,158(3)
 -- other........................................................................................           0               0
Cash generated from operations...................................................................   4,136,538       3,745,289
Cash generated from sales........................................................................   1,766,185(3)       48,158(3)
Cash generated from refinancing..................................................................           0               0
Cash generated from other........................................................................           0               0
Cash generated from operations, sales, refinancing and other.....................................   5,902,723       3,793,447
Less: Cash distribution to investors:
 -- from operating cash flow(6)..................................................................   3,902,233       3,940,765
 -- from sales and refinancing...................................................................           0               0
Cash generated (deficiency) after cash distributions.............................................   2,000,490        (147,318)
Less: Special items..............................................................................           0               0
Cash generated (deficiency) after cash distributions and special items...........................   2,000,490        (147,318)
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss)..........................................................................  $    32.91     $     24.82
 Other...........................................................................................           0               0
 Capital gain....................................................................................       36.67            1.00
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income............................................................................       81.02           51.16
 -- Return of capital............................................................................           0           30.66
 Source (on cash basis):
 -- Sales........................................................................................           0               0
 -- Refinancing..................................................................................           0               0
 -- Operations...................................................................................       81.02           81.82
  Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by
   original total acquisition cost of all properties in program).................................         N/A             100%


                                                                                                      1990               1991
                                                                                                   -----------        -----------
Gross Revenues...................................................................................  $13,725,684        $13,648,275
Profit (loss) on sale of properties..............................................................       58,172(1)          54,197(4)
Gain on sale of securities.......................................................................       69,544(3)             N/A
Extraordinary gain charge........................................................................
Write-down of property...........................................................................     (500,000)(2)            N/A
Other............................................................................................          N/A                N/A
Less:
 Operating expenses..............................................................................    6,194,008          6,170,575
 Interest expense................................................................................    4,718,573          4,471,097
 Depreciation....................................................................................    1,567,896          1,607,889
Net Income-GAAP Basis............................................................................      872,923          1,452,911
Taxable Income (Loss):
 -- from operations..............................................................................        3,689            746,150
 -- from gain (loss) on sales....................................................................      127,716(1)(3)       54,197(4)
 -- other........................................................................................            0                  0
Cash generated from operations...................................................................    3,153,131          3,303,198
Cash generated from sales........................................................................      245,324            183,430(4)
Cash generated from refinancing..................................................................            0            978,087
Cash generated from other........................................................................            0                  0
Cash generated from operations, sales, refinancing and other.....................................    3,398,455          4,464,715
Less: Cash distribution to investors:
 -- from operating cash flow(6)..................................................................    3,992,781          3,303,198
 -- from sales and refinancing...................................................................            0            503,673
Cash generated (deficiency) after cash distributions.............................................     (594,326)           657,844
Less: Special items..............................................................................            0                  0
Cash generated (deficiency) after cash distributions and special items...........................     (594,326)           657,844
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss)..........................................................................  $       .08        $     15.49
 Other...........................................................................................            0                  0
 Capital gain....................................................................................            0                  0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income............................................................................        18.12              30.17
 -- Return of capital............................................................................        64.78              53.03
 Source (on cash basis):
 -- Sales........................................................................................            0                  0
 -- Refinancing..................................................................................            0              10.46
 -- Operations...................................................................................        82.90              72.74
  Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by
   original total acquisition cost of all properties in program).................................        99.86%             99.70%


                                                                                                      1992             1993
                                                                                                   -----------      -----------
Gross Revenues...................................................................................  $14,502,032      $12,243,029
Profit (loss) on sale of properties..............................................................          N/A         (552,383)
(8)
Gain on sale of securities.......................................................................          N/A              N/A
Extraordinary gain charge........................................................................                       879,433(12)
Write-down of property...........................................................................          N/A       (3,303,228) (9)
Other............................................................................................     (141,723)(5)      435,106 (3)
Less:
 Operating expenses..............................................................................    6,404,695        4,485,628
 Interest expense................................................................................    4,155,956        3,324,398
 Depreciation....................................................................................    1,616,335        1,647,397
Net Income-GAAP Basis............................................................................    2,183,323          244,534
Taxable Income (Loss):
 -- from operations..............................................................................    1,534,247       11,218,042
 -- from gain (loss) on sales....................................................................            0        2,093,467
 -- other........................................................................................       51,875(5)       283,740
Cash generated from operations...................................................................    4,489,865        4,135,048
Cash generated from sales........................................................................            0          283,740
Cash generated from refinancing..................................................................            0        1,047,890
Cash generated from other........................................................................       32,313(5)         3,578
Cash generated from operations, sales, refinancing and other.....................................    4,522,178        5,470,256
Less: Cash distribution to investors:
 -- from operating cash flow(6)..................................................................    3,388,324(7)     2,948,590
 -- from sales and refinancing...................................................................            0                0
Cash generated (deficiency) after cash distributions.............................................    1,133,854        2,521,666
Less: Special items..............................................................................            0                0
Cash generated (deficiency) after cash distributions and special items...........................    1,133,854        2,521,666
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss)..........................................................................  $     31.85      $    232.91
 Other...........................................................................................         1.08             5.89
 Capital gain....................................................................................            0            43.47
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income............................................................................        45.33             5.08
 -- Return of capital............................................................................        20.86            56.14
 Source (on cash basis):
 -- Sales........................................................................................            0                0
 -- Refinancing..................................................................................            0                0
 -- Operations...................................................................................        66.19            61.22
  Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by
   original total acquisition cost of all properties in program).................................        99.70%           97.86  %


                                                                                                      1994              1995
                                                                                                   -----------       -----------
Gross Revenues...................................................................................  $13,840,052       $12,196,252
Profit (loss) on sale of properties..............................................................    7,814,474(10)     1,019,362(13
  )
Gain on sale of securities.......................................................................          N/A         1,323,858(13)
Extraordinary gain charge........................................................................     (511,503)
Write-down of property...........................................................................     (641,731)(11)     (319,685)
(14)
Other............................................................................................      986,155           111,226  (1
5)
Less:
 Operating expenses..............................................................................    4,336,235         4,986,585
 Interest expense................................................................................    3,537,640         2,456,129
 Depreciation....................................................................................    1,619,726         1,361,952
Net Income-GAAP Basis............................................................................   11,993,846         5,526,347
Taxable Income (Loss):
 -- from operations..............................................................................    2,452,425         3,451,813
 -- from gain (loss) on sales....................................................................   10,460,324                 0
 -- other........................................................................................      682,500                 0
Cash generated from operations...................................................................    5,347,231         5,089,776
Cash generated from sales........................................................................   14,662,004         1,546,019   (
13)
Cash generated from refinancing..................................................................      700,000
Cash generated from other........................................................................       38,281            31,457(16)
Cash generated from operations, sales, refinancing and other.....................................   20,747,516         6,667,252
Less: Cash distribution to investors:
 -- from operating cash flow(6)..................................................................    3,246,729        10,434,626
 -- from sales and refinancing...................................................................            0                 0
Cash generated (deficiency) after cash distributions.............................................   17,500,787        (3,767,490)
Less: Special items..............................................................................            0
Cash generated (deficiency) after cash distributions and special items...........................   17,500,787        (3,767,490)
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss)..........................................................................  $     50.92             71.77
 Other...........................................................................................        14.17                 0
 Capital gain....................................................................................       217.18                 0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income............................................................................        67.41            114.82
 -- Return of capital............................................................................            0            101.98
 Source (on cash basis):
 -- Sales........................................................................................            0
 -- Refinancing..................................................................................            0
 -- Operations...................................................................................        67.41            216.80
  Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by
   original total acquisition cost of all properties in program).................................        83.50%            73.82%


                                                                                                      1996
                                                                                                   -----------
Gross Revenues...................................................................................  $12,731,328
Profit (loss) on sale of properties..............................................................       74,729(17)
Gain on sale of securities.......................................................................          N/A
Extraordinary gain charge........................................................................           --
Write-down of property...........................................................................           --
Other............................................................................................     (128,879)(15)
Less:
 Operating expenses..............................................................................    5,181,249
 Interest expense................................................................................    1,942,737
 Depreciation....................................................................................    1,154,088
Net Income-GAAP Basis............................................................................    4,399,104
Taxable Income (Loss):
 -- from operations..............................................................................    3,856,378
 -- from gain (loss) on sales....................................................................     (188,980)
 -- other........................................................................................            0
Cash generated from operations...................................................................    5,499,073
Cash generated from sales........................................................................      617,867(17)
Cash generated from refinancing..................................................................           --
Cash generated from other........................................................................       27,761(16)
Cash generated from operations, sales, refinancing and other.....................................    6,144,701
Less: Cash distribution to investors:
 -- from operating cash flow(6)..................................................................    3,483,017
 -- from sales and refinancing...................................................................            0
Cash generated (deficiency) after cash distributions.............................................    2,661,684
Less: Special items..............................................................................            0
Cash generated (deficiency) after cash distributions and special items...........................    2,661,684
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss)..........................................................................  $     80.18
 Other...........................................................................................            0
 Capital gain....................................................................................        (4.14)
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income............................................................................        91.47
 -- Return of capital............................................................................            0
 Source (on cash basis):
 -- Sales........................................................................................            0
 -- Refinancing..................................................................................            0
 -- Operations...................................................................................        72.42
  Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by
   original total acquisition cost of all properties in program).................................        73.16%

                                   FOOTNOTES

(1) Results from the sale of approximately 10 acres of land which was a portion of the property net leased to Emb-Tex Corporation.

(2) Represents write-down of 10 properties formerly net leased to Yellow Front Stores, Inc.

(3) Represents the gain on the sale of securities of Mid-Continent Bottlers, Inc. and income from equity investments.

(4) Results of the sale of .22 acres of land formerly part of a property located in Scottsdale, Arizona. See Table V.

(5) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (6)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (7) Includes $200,364 of distributions paid to the Corporate General Partner attributable to 1991.

 (8) Results from sale of properties located in Travelers Rest, South Carolina and Phoenix, Arizona.

 (9) Represents write-down of the Jupiter and Plant City, Florida properties.

(10) Results from sale of properties leased to Mid-Continent, Bottlers, Inc.

(11) Represents write-down of properties located in Fredricksburg, Virginia and Jefferson, Georgia.

(12) Represents an extraordinary gain upon extinguishment of the Yellow Front Stores, Inc. loan.

(13) Result of sale of the Jupiter, Florida Property.

(14) Represents writedown of Monte Vista, Colorado property.

(15) Represents earnings from discontinued operations and loss from equity investments.

(16) Represents cash distributed from equity investments.

(17) Result of sale of property in Denham Springs, Louisiana leased to AutoZone, Inc. and a property in Monte Vista, Colorado formerly leased to Yellow Front Stores, Inc.

                                     NOTES

(1) CPA(R):7 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1997 -- $18.28 and April, 1997 -- $18.30.

                              TABLE III (8 OF 11)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                                         CPA(R):8
                                                                                                 -------------------------
                                                                                                    1988          1989
                                                                                                 ----------    -----------
Gross Revenues.................................................................................. $2,877,969    $11,744,379
Profit on sale of properties....................................................................        N/A            N/A
Other...........................................................................................        N/A            N/A
Extraordinary charge............................................................................        N/A            N/A
Less:
 Operating expenses.............................................................................    322,625        934,022
 Interest expense...............................................................................    939,460      4,871,609
 Depreciation...................................................................................    214,618        877,918
 Minority Interest..............................................................................        N/A            N/A
Net Income-GAAP Basis...........................................................................  1,401,266      5,060,830
Taxable Income (Loss):
 -- from operations.............................................................................  1,043,085      3,268,042
 -- from gain on sale...........................................................................
 -- from other..................................................................................          0              0
 -- from extraordinary charge...................................................................          0              0
Cash generated from operations..................................................................  1,697,043      5,752,461
Cash generated from sales.......................................................................          0              0
Cash generated from refinancing.................................................................          0              0
Cash generated from other.......................................................................          0              0
Cash generated from operations, sales, refinancing and other....................................  1,697,043      5,752,461
Less: Cash distribution to investors:
 -- from operating cash flow(4).................................................................    728,786      5,575,793
 -- from sales and refinancing..................................................................          0              0
Cash generated (deficiency) after cash distributions............................................    968,257        176,668
Less: Special items.............................................................................          0              0
Cash generated (deficiency) after cash distributions and special items..........................    968,257        176,668
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)....................................................................... $    16.97    $     43.41
   Other........................................................................................          0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income.........................................................................      20.91          67.23
   -- Return of capital.........................................................................          0           6.84
 Source (on cash basis):
   -- Sales.....................................................................................          0              0
   -- Refinancing...............................................................................          0              0
   -- Operations................................................................................      20.91          74.07
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by
 original total acquisition cost of all properties in program)..................................        N/A            N/A


                                                                                                     1990           1991
                                                                                                  -----------    -----------
Gross Revenues..................................................................................  $14,120,755    $14,396,115
Profit on sale of properties....................................................................          N/A          1,736(1)
Other...........................................................................................          N/A            N/A
Extraordinary charge............................................................................          N/A            N/A
Less:
 Operating expenses.............................................................................      912,831      1,214,634
 Interest expense...............................................................................    6,917,234      7,095,848
 Depreciation...................................................................................    1,204,389      1,490,532
 Minority Interest..............................................................................          N/A            N/A
Net Income-GAAP Basis...........................................................................    5,086,301      4,596,837
Taxable Income (Loss):
 -- from operations.............................................................................    2,910,667      2,819,692
 -- from gain on sale...........................................................................
 -- from other..................................................................................            0          1,736(1)
 -- from extraordinary charge...................................................................            0              0
Cash generated from operations..................................................................    6,303,966      6,285,116
Cash generated from sales.......................................................................            0          7,991(1)
Cash generated from refinancing.................................................................            0              0
Cash generated from other.......................................................................            0              0
Cash generated from operations, sales, refinancing and other....................................    6,303,966      6,293,107
Less: Cash distribution to investors:
 -- from operating cash flow(4).................................................................    6,165,188      6,225,409
 -- from sales and refinancing..................................................................            0              0
Cash generated (deficiency) after cash distributions............................................      138,778         67,698
Less: Special items.............................................................................            0              0
Cash generated (deficiency) after cash distributions and special items..........................      138,778         67,698
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss).......................................................................  $     38.67    $     37.46
   Other........................................................................................            0           0.02(1)
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income.........................................................................        67.57          61.07
   -- Return of capital.........................................................................        14.33          21.63
 Source (on cash basis):
   -- Sales.....................................................................................            0              0
   -- Refinancing...............................................................................            0              0
   -- Operations................................................................................        81.90          82.70
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by
 original total acquisition cost of all properties in program)..................................          100%         99.99%


                                                                                                     1992           1993
                                                                                                  -----------    -----------
Gross Revenues..................................................................................  $15,176,928    $18,060,581
Profit on sale of properties....................................................................          N/A            N/A
Other...........................................................................................      (51,219)(2)      21,111
Extraordinary charge............................................................................          N/A            N/A
Less:
 Operating expenses.............................................................................    2,227,334      4,151,151
 Interest expense...............................................................................    6,943,303      6,737,293
 Depreciation...................................................................................    1,642,518      1,935,624
 Minority Interest..............................................................................          N/A            N/A
Net Income-GAAP Basis...........................................................................    4,312,554      5,257,624
Taxable Income (Loss):
 -- from operations.............................................................................    3,009,471      5,060,536
 -- from gain on sale...........................................................................
 -- from other..................................................................................      (17,110)(2)           0
 -- from extraordinary charge...................................................................            0              0
Cash generated from operations..................................................................    6,321,159      8,376,844
Cash generated from sales.......................................................................            0              0
Cash generated from refinancing.................................................................            0              0
Cash generated from other.......................................................................       16,408(2)     253,858
Cash generated from operations, sales, refinancing and other....................................    6,337,567      8,630,702
Less: Cash distribution to investors:
 -- from operating cash flow(4).................................................................    6,285,600      6,327,785
 -- from sales and refinancing..................................................................            0              0
Cash generated (deficiency) after cash distributions............................................       51,697      2,302,917
Less: Special items.............................................................................            0              0
Cash generated (deficiency) after cash distributions and special items..........................       51,697      2,302,917
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss).......................................................................  $     39.98    $     67.23
   Other........................................................................................        (0.23)(2)           0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income.........................................................................        57.29          69.84
   -- Return of capital.........................................................................        26.21          14.22
 Source (on cash basis):
   -- Sales.....................................................................................            0              0
   -- Refinancing...............................................................................            0              0
   -- Operations................................................................................        83.50          84.06
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by
 original total acquisition cost of all properties in program)..................................        99.99%         99.99%


                                                                                                     1994            1995
                                                                                                  -----------     -----------
Gross Revenues..................................................................................  $18,804,769     $19,886,284
Profit on sale of properties....................................................................          N/A             N/A
Other...........................................................................................       83,736         (62,359)(4)
Extraordinary charge............................................................................     (120,000)(3)         N/A
Less:
 Operating expenses.............................................................................    4,445,083       3,774,470
 Interest expense...............................................................................    6,266,275       5,799,127
 Depreciation...................................................................................    1,997,946       1,912,503
 Minority Interest..............................................................................          N/A             N/A
Net Income-GAAP Basis...........................................................................    5,892,029       8,337,825
Taxable Income (Loss):
 -- from operations.............................................................................    4,565,116       7,475,178
 -- from gain on sale...........................................................................
 -- from other..................................................................................            0               0
 -- from extraordinary charge...................................................................            0               0
Cash generated from operations..................................................................    8,627,436      10,271,234
Cash generated from sales.......................................................................            0
Cash generated from refinancing.................................................................            0               0
Cash generated from other.......................................................................      289,805         282,992(4)
Cash generated from operations, sales, refinancing and other....................................    8,917,241      10,554,226
Less: Cash distribution to investors:
 -- from operating cash flow(4).................................................................    6,357,899       6,413,927
 -- from sales and refinancing..................................................................            0               0
Cash generated (deficiency) after cash distributions............................................    2,559,342       4,140,299
Less: Special items.............................................................................            0               0
Cash generated (deficiency) after cash distributions and special items..........................    2,559,342       4,140,299
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss).......................................................................  $     60.64     $     99.55
   Other........................................................................................            0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income.........................................................................        78.27           85.34
   -- Return of capital.........................................................................         6.19               0
 Source (on cash basis):
   -- Sales.....................................................................................            0               0
   -- Refinancing...............................................................................            0               0
   -- Operations................................................................................        84.46           85.34
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by
 original total acquisition cost of all properties in program)..................................        97.69%          97.69%


                                                                                                     1996
                                                                                                  -----------
Gross Revenues..................................................................................  $16,207,400(5)
Profit on sale of properties....................................................................       21,697(6)
Other...........................................................................................    1,239,400(4)
Extraordinary charge............................................................................          N/A
Less:
 Operating expenses.............................................................................    1,242,655
 Interest expense...............................................................................    5,232,928
 Depreciation...................................................................................    1,539,737
 Minority Interest..............................................................................          N/A
Net Income-GAAP Basis...........................................................................    9,453,177
Taxable Income (Loss):
 -- from operations.............................................................................    7,792,097
 -- from gain on sale...........................................................................       50,641
 -- from other..................................................................................            0
 -- from extraordinary charge...................................................................            0
Cash generated from operations..................................................................   10,947,671
Cash generated from sales.......................................................................      154,499
Cash generated from refinancing.................................................................            0
Cash generated from other.......................................................................      161,795(4)
Cash generated from operations, sales, refinancing and other....................................   11,263,965
Less: Cash distribution to investors:
 -- from operating cash flow(4).................................................................    6,549,558
 -- from sales and refinancing..................................................................            0
Cash generated (deficiency) after cash distributions............................................    4,714,407
Less: Special items.............................................................................            0
Cash generated (deficiency) after cash distributions and special items..........................    4,714,407
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss).......................................................................  $    103.77
   Other........................................................................................            0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income.........................................................................        87.22
   -- Return of capital.........................................................................            0
 Source (on cash basis):
   -- Sales.....................................................................................            0
   -- Refinancing...............................................................................            0
   -- Operations................................................................................        87.22
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by
 original total acquisition cost of all properties in program)..................................        97.25%

                                   FOOTNOTES

(1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

(2) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

(3) Results from the refinancing of property leased to Detroit Diesel
    Corporation.

(4) Includes of equity income for 1993, 1994, 1995 and 1996 income (loss) and hotel operating results for 1996.

(5) Results from the exchange of a hotel property in Kennes, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

(6) Results from the sale of two properties leased to Furon Company.

                                     NOTES

(1) CPA(R):8 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1997 -- $22.00 and April, 1997 -- $22.02.

                              TABLE III (9 OF 11)
                      OPERATING RESULTS OF PRIOR PROGRAMS
    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                   CPA(R):9
                                           -----------------------------------------------------------------------------------------
                                              1989         1990         1991         1992         1993         1994         1995
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
Gross Revenues............................. $ 2,543,943 $10,284,029  $12,514,907  $12,280,669  $12,216,612  $11,612,360  $11,946,610
Profit on sale of properties...............         N/A         N/A        1,731(1)         N/A         N/A         N/A          N/A
Other......................................         N/A         N/A          N/A          N/A      658,052      669,020 (535,337)(6)
Write-down of property.....................
Extraordinary charge.......................         N/A         N/A          N/A          N/A          N/A     (480,000 (4)      N/A
Less:
 Operating expenses........................     432,917     808,315      887,820    1,308,664      963,533      949,925      998,762
 Interest expense..........................   1,122,585   5,063,322    6,631,202    6,425,597    6,347,577    5,726,296    5,525,604
 Depreciation..............................      29,901   1,141,461    1,697,599    1,697,599    1,697,599    1,697,599    1,697,599
 Minority Interest.........................         N/A         N/A          N/A          N/A          N/A          N/A          N/A
Net Income-GAAP Basis......................     958,540   3,270,931    3,300,017    2,848,809    3,865,955    3,427,560    3,189,308
Taxable Income (Loss):
 -- from operations........................     710,320   2,624,917    2,816,278    2,612,003    3,316,011    3,030,197    3,805,214
 -- from gain on sale......................
 -- from other.............................           0           0        1,731(1)           0           0           0            0
 -- from extraordinary charge..............           0           0            0            0            0            0            0
Cash generated from operations.............   1,784,343   3,895,420    5,662,385    5,211,896    5,906,190    5,807,477    5,921,560
Cash generated from sales..................           0           0        1,897            0      522,878            0            0
Cash generated from refinancing............           0           0            0            0            0            0            0
Cash generated from other..................           0           0            0            0            0      484,044  463,274(7)
Cash generated from operations, sales,
 refinancing and other.....................   1,784,343   3,895,420    5,664,282    5,211,896    6,429,068    6,291,521    6,384,834
Less: Cash distribution to investors:
 -- from operating cash flow(4)............     551,330   4,802,863    5,476,956    5,526,795    5,562,850    5,589,709    5,616,322
 -- from sales and refinancing.............           0           0            0            0            0            0            0
Cash generated (deficiency) after cash
 distributions.............................   1,233,013    (907,443)     187,326     (314,899)     866,218      701,812      768,512
Less: Special items........................           0           0            0            0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items...........   1,233,013    (907,443)     187,326     (314,899)     866,218      701,812      768,512
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss).................. $     12.64 $     39.38  $     42.30  $     39.24  $     49.81  $     45.51  $     57.16
   Capital gain............................
   Other...................................           0           0         0.03(1)           0           0           0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income....................       20.12       49.07        49.57        42.79        58.07        51.48        47.90
   -- Return of capital....................           0       22.98        32.65        40.23        25.49        32.48        36.45
 Source (on cash basis):
   -- Sales................................           0           0            0            0            0            0            0
   -- Refinancing..........................           0           0            0            0            0            0            0
   -- Operations...........................       20.12       72.05        82.22        83.02        83.56        83.96        84.36
Amount (in percentage terms) remaining
 invested in program properties at the end
 of the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties
 in program)...............................         N/A         N/A        99.99%       99.99%       99.99%       99.99%      99.99%


                                                                                 CPA(R):10

                                             ----------------------------------------------------------------------------------
                                                1996           1990           1991         1992         1993           1994
                                             -----------    -----------    -----------  -----------  -----------    -----------
Gross Revenues.............................  $12,074,578    $ 1,783,676    $11,169,869  $15,889,968  $16,128,694    $16,386,307
Profit on sale of properties...............       45,066(11)         N/A           N/A          N/A          N/A      1,177,284(5)
Other......................................      658,416(9)         N/A            N/A          N/A    1,478,086      1,529,736
Write-down of property.....................
Extraordinary charge.......................          N/A            N/A        (40,818          N/A          N/A       (253,902)
Less:
 Operating expenses........................      564,905        393,287      1,358,840    2,241,255    2,511,268      2,894,710
 Interest expense..........................    5,360,760        711,223      5,149,717    7,460,861    8,082,223      8,151,222
 Depreciation..............................    1,677,253        230,176      1,242,512    1,756,126    1,944,589      1,945,769
 Minority Interest.........................          N/A         72,594        492,191      570,880      587,472        599,839
Net Income-GAAP Basis......................    5,175,142        376,396      2,885,791    3,860,846    4,481,228      5,247,885
Taxable Income (Loss):
 -- from operations........................    4,431,434        452,075      2,958,235    3,059,213    2,697,330      2,618,952
 -- from gain on sale......................      106,024
 -- from other.............................            0              0              0            0            0        823,905
 -- from extraordinary charge..............            0              0        (40,818 (2)           0           0            0
Cash generated from operations.............    6,162,302        496,208      4,881,135    6,071,495    6,284,822      6,311,466
Cash generated from sales..................      324,126(11)           0             0            0            0              0
Cash generated from refinancing............            0              0              0            0            0              0
Cash generated from other..................      388,329(7)           0              0            0            0              0
Cash generated from operations, sales,
 refinancing and other.....................    6,874,757        496,208      4,881,135    6,071,495    6,284,822      6,311,466
Less: Cash distribution to investors:
 -- from operating cash flow(4)............    5,643,736              0      4,266,821    5,860,479    5,916,386      5,950,669
 -- from sales and refinancing.............            0              0              0            0            0              0
Cash generated (deficiency) after cash
 distributions.............................    1,231,021        496,208        614,314      211,016      368,436        360,797
Less: Special items........................            0              0              0            0            0              0
Cash generated (deficiency) after cash
 distributions and special items...........    1,231,021        496,208        614,314      211,016      368,436        360,797
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..................  $     66.56    $      9.38    $     40.42  $     42.39  $     37.37    $     36.29
   Capital gain............................            0
   Other...................................            0              0           0.00            0            0          11.42
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income....................        77.73              0          45.13        53.49        62.09          72.71
   -- Return of capital....................         7.04              0          21.60        27.71        19.88           9.74
 Source (on cash basis):
   -- Sales................................            0              0              0            0            0              0
   -- Refinancing..........................                          00              0            0            0              0
   -- Operations...........................        84.77              0          66.73        81.20        81.98          82.45
Amount (in percentage terms) remaining
 invested in program properties at the end
 of the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties
 in program)...............................        92.90%           N/A            N/A          N/A          100%         93.93
%

                                                1995           1996
                                             -----------    -----------
Gross Revenues.............................  $16,131,750    $15,505,748
Profit on sale of properties...............          N/A      1,051,823(13)
Other......................................    1,595,406(9)   1,718,797(9)
Write-down of property.....................   (7,519,431)(8)  (1,753,139)(12)
Extraordinary charge.......................
Less:
 Operating expenses........................    2,887,021      3,030,780
 Interest expense..........................    8,310,440      7,911,209
 Depreciation..............................    1,967,631      2,007,557
 Minority Interest.........................   (1,881,218)       583,283
Net Income-GAAP Basis......................   (1,076,149)     2,990,400
Taxable Income (Loss):
 -- from operations........................    3,778,032      3,529,835
 -- from gain on sale......................                     129,811
 -- from other.............................            0
 -- from extraordinary charge..............            0              0
Cash generated from operations.............    6,263,624      6,656,840
Cash generated from sales..................    5,122,501(10)   7,781,582(13)
Cash generated from refinancing............            0              0
Cash generated from other..................            0              0
Cash generated from operations, sales,
 refinancing and other.....................   11,386,125     14,438,422
Less: Cash distribution to investors:
 -- from operating cash flow(4)............    5,975,481      5,981,514
 -- from sales and refinancing.............            0              0
Cash generated (deficiency) after cash
 distributions.............................    5,410,644      8,456,908
Less: Special items........................            0              0
Cash generated (deficiency) after cash
 distributions and special items...........    5,410,644      8,456,908
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..................  $     52.35    $     48.98
   Capital gain............................                        1.80
   Other...................................            0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income....................       (14.93)         41.50
   -- Return of capital....................        97.81          41.50
 Source (on cash basis):
   -- Sales................................            0              0
   -- Refinancing..........................            0              0
   -- Operations...........................        82.88          83.00
Amount (in percentage terms) remaining
 invested in program properties at the end
 of the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties
 in program)...............................        93.93%         82.27%

                                   FOOTNOTES

 (1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

 (2) Represents loan prepayment charge resulting from refinancing of loan secured by property located in Denton, Texas leased to K mart Corporation.

 (3) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (4) Results from the refinancing of property leased to Detroit Diesel Corporation.

 (5) Results from sale of properties leased to Data Documents Inc. and the Pace Membership Warehouse, Inc.

 (6) Represents write-off of investment in Limited Partnership and income from Equity investments.

 (7) Represents cash distributions from Equity investments in excess of income.

 (8) Represents write-down of the Stamford, Connecticut property.

 (9) Results of Equity investments for 1993, 1994, 1995 and 1996.

(10) Results of sale of Data Documents property.

(11) Results from the sale of two properties leased to Furon Company.

(12) Represents write-down of the Harvest Foods, Inc. properties.

(13) Results from the sale of properties leased to Safeway Stores Incorporated, Empire of America Realty Credit Corp. and Best Buy Co., Inc.

                                     NOTES

(1) CPA(R):9 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1997 -- $21.24 and April, 1997 -- $21.24.

(2) CPA(R):10 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1997 -- $20.75 and April, 1997 -- $17.55.

                              TABLE III (10 OF 11)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                    CIP(TM)
                                              -----------------------------------------------------------------------------------
                                                1991         1992         1993          1994            1995             1996
                                              ---------   ----------   -----------   -----------     -----------      -----------
Gross Revenues..............................  $  92,097   $5,306,275   $17,637,235   $25,958,329     $29,238,322      $32,546,638
Profit (loss) on sale of properties.........                                    NA     1,535,763(2)            0         (7,630)(6)
Other.......................................                             1,478,086     1,613,451       2,800,337(4)  3,633,869(4)(7)
Extraordinary charge........................                                    NA            NA        (401,269)(3)    (275,000)(3)
Write-down of property......................                                                                           (1,753,455)
Less:
  Operating expenses........................    207,640    1,638,870     3,456,274     4,490,683       5,654,751        6,022,323
  Interest expense..........................     22,790    1,338,083     6,652,011    11,027,689      13,512,254       14,241,203
  Depreciation..............................      9,799      312,609     1,018,886     1,514,114       2,493,366        2,968,173
  Minority Interest.........................                                     0       459,583         748,841          766,582
Net Income (Loss)-GAAP Basis................   (148,132)   2,016,713     7,990,823    11,615,474       9,228,178       10,146,141
Taxable Income (Loss):
  -- from operations........................   (148,132)   1,880,687     6,450,406     7,806,855       9,638,818       10,048,321
  -- from other.............................                                     0             0               0          656,796
  -- from extraordinary charge..............                                     0             0               0                0
Cash generated from operations..............     73,399    2,913,159             0    12,086,809      13,008,549       15,346,178
Cash generated from sales...................                                     0    12,008,853       5,927,217(5)     2,044,260(6)
Cash generated from refinancing.............                                     0       160,000                               --
Cash generated from other...................                                     0             0       2,003,099(4)       835,243(7)
Cash generated from operations, sales,
  refinancing and other.....................     73,399            0    10,717,806    24,255,662      20,938,865       18,225,681
Less: Cash distribution to investors:
  -- from operating cash flow(1)............               2,915,819     8,122,156    11,358,858      11,452,669       12,488,221
  -- from sales and refinancing.............                                     0             0               0                0
Cash generated (deficiency) after cash
  distributions.............................     73,399       (2,660)    2,595,650    12,896,804       9,486,196        5,737,460
Less: Special items.........................                                     0             0               0                0
Cash generated (deficiency) after cash
  distributions and special items...........     73,399       (2,660)    2,595,650    12,896,804       9,486,196        5,737,460
Tax and Distribution Data Per $1000 Invested
    Federal Income Tax Results:
  Ordinary income (loss)....................  $  (84.90)       29.24   $     52.14   $     55.10     $     68.09      $     63.43
  Capital Gain..............................                                                                                 4.15
  Other.....................................                                     0             0               0                0
Cash Distributions to Investors:
  Source (on GAAP basis):
  -- Investment income......................                   31.35         64.59         80.17           65.19            64.05
  -- Return of capital......................                   13.98          1.06             0           15.71            14.79
  Source (on cash basis):
  -- Sales..................................                                     0             0               0                0
  -- Refinancing............................                                     0             0               0                0
  -- Operations.............................                   45.33         65.65         80.17           80.90            78.84
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table
  (original total acquisition cost of
  properties retained divided by original
  total acquisition cost of all properties
  in program)...............................        N/A          N/A           N/A           N/A             N/A              N/A

                                   FOOTNOTES

(1) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(2) Results from sale of property leased to Data Documents, Inc.

(3) Result of refinancing mortgage loans on property leased to TBWA Chait/Day.

(4) Results of Equity Investments for 1993, 1994, 1995 and 1996 income (loss) and cash distributed.

(5) Results of Sale of Data Documents property.

(6) Loss on sale of properties based to Safeway Stores, Incorporated.

(7) Gain on sale of 22,500 Garden Ridge Corporation common stock warrants.

                                     NOTES

(1) CIP(TM) made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1996 -- $20.52; and April, 1997 -- $20.54.

                              TABLE III (11 OF 11)
                      OPERATING RESULTS OF PRIOR PROGRAMS

                                                                                               CPA12
                                                                       -----------------------------------------------------
                                                                         1993          1994          1995            1996
                                                                       --------      --------      ---------      ----------
Gross Revenues.......................................................  $  2,558      $465,327      $3,993,647     $11,433,627
Profit on sale of properties.........................................                                                 --
Extraordinary charges on extinguishment of debt......................                                                 --
Other................................................................                 554,571      1,322,990(1)    2,042,400(1)
Write-down of property...............................................                                                 --
Less:
  Operating expenses.................................................     5,211       900,393      1,551,098       2,792,846
  Interest expense...................................................                 147,256      1,260,189       3,525,774
  Depreciation.......................................................                                390,307         947,206
Net Income-GAAP Basis................................................    (2,653)      (27,751)     2,115,043       6,210,201
Taxable Income (Loss):
  -- from operations.................................................    (2,653)      390,164      2,375,613       5,670,787
  -- from gain on sale...............................................                                                 --
  -- from extraordinary charge.......................................                                                 --
Cash generated from operations(3)....................................     2,807       591,308      3,661,087       7,747,104
Cash generated from sales............................................                              1,375,000(1)       --
Cash generated from refinancing......................................
Cash generated from other............................................
Cash generated from operations, sales, refinancing and other.........     2,807       591,308      5,036,087       7,747,104
Less: Cash distribution to investors:
  -- from operating cash flow(4).....................................                              2,350,687       6,779,669
  -- from sales and refinancing......................................                                                 --
  -- other...........................................................                                                 --
Cash generated (deficiency) after cash distributions.................     2,807       591,308      2,685,400         967,435
Less: Special items..................................................                                                 --
Cash generated (deficiency) after cash distributions and special
  items..............................................................     2,807       591,308      2,685,400         967,435
Tax and Distribution Data Per $1000 Invested
  Federal Income Tax Results:
    Ordinary income..................................................      (.13)        14.36          59.14           54.71
    Capital gain.....................................................
Cash Distributions to Investors:
    Source (on GAAP basis):
    -- Investment income.............................................                                 $52.66          $59.91
    -- Return of capital.............................................                                   5.87            5.49
  Source (on cash basis):
    -- Sales.........................................................
    -- Refinancing...................................................
    -- Other.........................................................
    -- Operations....................................................                                  58.53           65.40
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total
  acquisition cost of all properties in program).....................       N/A           N/A            N/A             N/A

                                    FOOTNOTE

(1) Results of Equity Investments income (loss) and cash distributed.

                                        NOTE

(1) CPA(R) made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1997 -- $20.15 and April, 1997 -- $20.17.

                                    TABLE V
          SALES OR DISPOSITIONS OF PROPERTIES AS OF DECEMBER 31, 1996

    Table V provides information on the sales and dispositions of property held by Prior Programs since January 1, 1993. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R). PARTNERSHIPS.

                                                                                                           SELLING PRICE NET OF
                                                                                                          CLOSING COSTS AND GAAP
                                                                                                               ADJUSTMENTS
                                                                                                        --------------------------
                                                                                                            CASH
                                                                                                          RECEIVED      MORTGAGE
                                                                                                           NET OF        BALANCE
                                                                                    DATE     DATE OF      CLOSING        AT TIME
                                    PROPERTY                                      ACQUIRED     SALE        COSTS         OF SALE
--------------------------------------------------------------------------------  --------   --------   ------------   -----------
Heekin Can Inc.(2)..............................................................  11/30/82    4/27/93   $ 16,969,719   $11,927,709
Swiss M-Tex, L.P.(3)............................................................   8/26/87    8/13/93        166,600             0
Phoenix, Arizona(4).............................................................   1/29/88    12/2/93        881,290             0
G.D. Searle and Co.(5)..........................................................   5/15/80     1/4/94        124,615             0
Plant City, Florida(6)..........................................................   3/31/89    4/15/94      1,200,000             0
Jefferson, Georgia(7)...........................................................   3/31/89     8/5/94        844,778             0
Mid Continental Bottlers, Inc.(8)...............................................  12/31/86   10/14/94     13,904,680     3,895,320
Pace Membership Warehouse, Inc.(9)..............................................   8/12/86   11/10/94      3,639,563     3,290,437
Pace Membership Warehouse, Inc.(10).............................................  12/23/92   11/10/94      3,466,100     3,500,000
Data Documents, Inc.(11)........................................................   3/18/93   11/28/94      7,710,740     7,721,000
Industrial General Corporation(12)..............................................   8/30/85   12/30/94          4,062       645,938
Industrial General Corporation(16)..............................................   8/30/85    9/14/95        466,961     2,920,401
Liberty Fabrics of New York(17).................................................    1/3/84    12/3/95      5,509,000     3,850,000
Genesco, Inc.(18)...............................................................    6/2/83    6/30/95      9,477,492     5,722,508
Jupiter, Florida(19)............................................................  12/11/86   12/20/95      1,546,020     2,602,883
Leslie Fay Company(20)..........................................................   4/30/82    1/10/96     14,053,816             0
Helena, Montana(21).............................................................    5/1/85    1/19/96      1,741,261     2,866,324
Autozone, Inc.(22)..............................................................    5/2/86    1/26/96              0       627,106
Safeway Stores, Inc.(23)........................................................  12/19/91    1/26/96      4,649,270             0
                                                                                             & 2/15/96
Autozone, Inc.(24)..............................................................   8/24/87    2/12/96        431,779             0
Monte Vista, Colorado(25).......................................................   1/29/88    2/14/96        186,090             0
Empire of America Credit Corp.(26)..............................................   6/28/91    3/15/96      3,583,013     4,442,872
GATX Logistics, Inc.(27)........................................................    6/7/86     4/9/96      9,428,270     3,208,526
Best Buy Co. Inc.(28)...........................................................  10/16/92    5/16/96      1,593,559     1,509,371
Furon Company(29)...............................................................   1/29/90     9/9/96        478,626       892,180
Rapid City, South Dakota(30)                                                       4/24/85    10/1/96       (290,728)    4,505,000
Kobacker Stores, Inc.(31).......................................................   1/17/79   10/17/96        216,451       139,507
                                                                                                        ------------   -----------
                                                                                                        $101,983,027   $64,267,082
                                                                                                        ============== =============


                                                                                  PURCHASE
                                                                                   MONEY     ADJUSTMENTS
                                                                                  MORTGAGE    RESULTING       TOTAL
                                                                                   TAKEN        FROM         PROCEEDS
                                                                                  BACK BY    APPLICATION     RECEIVED
                                    PROPERTY                                      PROGRAM      OF GAAP      FROM SALE
--------------------------------------------------------------------------------  --------   -----------   ------------
Heekin Can Inc.(2)..............................................................      0          None      $ 28,897,428
Swiss M-Tex, L.P.(3)............................................................      0          None           166,600
Phoenix, Arizona(4).............................................................      0          None           881,290
G.D. Searle and Co.(5)..........................................................      0          None           124,615
Plant City, Florida(6)..........................................................      0          None         1,200,000
Jefferson, Georgia(7)...........................................................      0          None           844,778
Mid Continental Bottlers, Inc.(8)...............................................      0          None        17,800,000
Pace Membership Warehouse, Inc.(9)..............................................      0          None         6,930,000
Pace Membership Warehouse, Inc.(10).............................................      0          None         6,966,100
Data Documents, Inc.(11)........................................................      0          None        15,431,740
Industrial General Corporation(12)..............................................      0          None           650,000
Industrial General Corporation(16)..............................................      0          None         3,387,362
Liberty Fabrics of New York(17).................................................      0          None         9,359,000
Genesco, Inc.(18)...............................................................      0          None        15,200,000
Jupiter, Florida(19)............................................................      0          None         4,148,903
Leslie Fay Company(20)..........................................................      0          None        14,053,816
Helena, Montana(21).............................................................      0          None         4,607,585
Autozone, Inc.(22)..............................................................      0          None           627,106
Safeway Stores, Inc.(23)........................................................      0          None         4,649,270

Autozone, Inc.(24)..............................................................      0          None           431,779
Monte Vista, Colorado(25).......................................................      0          None           186,090
Empire of America Credit Corp.(26)..............................................      0          None         8,025,885
GATX Logistics, Inc.(27)........................................................      0          None        12,636,796
Best Buy Co. Inc.(28)...........................................................      0          None         3,102,930
Furon Company(29)...............................................................      0          None         1,370,806
Rapid City, South Dakota(30)                                                          0          None         4,214,272
Kobacker Stores, Inc.(31).......................................................      0          None           355,958
                                                                                                           ------------
                                                                                      0            --      $166,250,109
                                                                                                           ==============

                                                                                    COST OF PROPERTIES INCLUDING CLOSING
                                                                                             AND SOFT COSTS(15)
                                                                                  ----------------------------------------
                                                                                                                 TOTAL
                                                                                                              ACQUISITION
                                                                                                                 COST,
                                                                                                                CAPITAL
                                                                                   ORIGINAL      ORIGINAL     IMPROVEMENT,
                                                                                    EQUITY       MORTGAGE     CLOSING AND
                                    PROPERTY                                      INVESTMENT     FINANCING     SOFT COSTS
--------------------------------------------------------------------------------  -----------   -----------   ------------
Heekin Can Inc.(2)..............................................................  $         0   $21,000,000   $ 21,000,000
Swiss M-Tex, L.P.(3)............................................................       10,114             0         10,114
Phoenix, Arizona(4).............................................................      768,377       960,826      1,729,203
G.D. Searle and Co.(5)..........................................................      218,038             0        218,038
Plant City, Florida(6)..........................................................      934,075     1,370,064      2,304,139
Jefferson, Georgia(7)...........................................................      893,466     1,310,496      2,203,962
Mid Continental Bottlers, Inc.(8)...............................................    4,945,126     5,040,000      9,985,126
Pace Membership Warehouse, Inc.(9)..............................................    2,433,500     3,400,000      5,833,500
Pace Membership Warehouse, Inc.(10).............................................    3,149,314     3,500,000      6,649,314
Data Documents, Inc.(11)........................................................    5,455,634     8,000,000     13,455,634
Industrial General Corporation(12)..............................................      759,902       777,352      1,537,254
Industrial General Corporation(16)..............................................    3,055,324     3,124,940      6,180,264
Liberty Fabrics of New York(17).................................................    2,500,000     4,500,000      7,000,000
Genesco, Inc.(18)...............................................................    5,102,128     6,600,000     11,702,128
Jupiter, Florida(19)............................................................    2,766,322     4,000,000      7,855,572
Leslie Fay Company(20)..........................................................    4,000,000     5,400,000      9,400,000
Helena, Montana(21).............................................................    4,012,908     2,937,500      6,950,408
Autozone, Inc.(22)..............................................................      242,508       280,136        522,644
Safeway Stores, Inc.(23)........................................................    5,541,790             0      5,541,790

Autozone, Inc.(24)..............................................................      357,050             0        357,050
Monte Vista, Colorado(25).......................................................      259,422       358,869        618,291
Empire of America Credit Corp.(26)..............................................    2,830,000     4,500,000      7,463,792
GATX Logistics, Inc.(27)........................................................    8,780,378     3,500,000     12,280,378
Best Buy Co. Inc.(28)...........................................................      835,000     1,600,000      2,538,839
Furon Company(29)...............................................................      618,777       932,240      1,551,017
Rapid City, South Dakota(30)                                                        3,100,000     6,800,000     10,515,701
Kobacker Stores, Inc.(31).......................................................      166,882       211,949        378,831
                                                                                  -----------   -----------   ------------
                                                                                  $63,736,035   $90,104,372   $155,782,989
                                                                                  ============= ============= ==============


                                                                                       EXCESS
                                                                                    (DEFICIENCY)
                                                                                    OF OPERATING
                                                                                   RECEIPTS OVER
                                                                                        CASH
                                    PROPERTY                                      EXPENDITURES(13)
--------------------------------------------------------------------------------  ----------------
Heekin Can Inc.(2)..............................................................    $ 13,385,278
Swiss M-Tex, L.P.(3)............................................................              --(14)
Phoenix, Arizona(4).............................................................          59,750
G.D. Searle and Co.(5)..........................................................         249,998
Plant City, Florida(6)..........................................................         964,989
Jefferson, Georgia(7)...........................................................         855,611
Mid Continental Bottlers, Inc.(8)...............................................      10,004,008
Pace Membership Warehouse, Inc.(9)..............................................       2,485,104
Pace Membership Warehouse, Inc.(10).............................................         439,632
Data Documents, Inc.(11)........................................................         941,446
Industrial General Corporation(12)..............................................       1,143,549
Industrial General Corporation(16)..............................................       4,596,363
Liberty Fabrics of New York(17).................................................       6,139,226
Genesco, Inc.(18)...............................................................      12,865,450
Jupiter, Florida(19)............................................................       1,207,991
Leslie Fay Company(20)..........................................................      17,810,804
Helena, Montana(21).............................................................       4,923,483
Autozone, Inc.(22)..............................................................         254,234
Safeway Stores, Inc.(23)........................................................       1,852,277

Autozone, Inc.(24)..............................................................         303,583
Monte Vista, Colorado(25).......................................................          96,429
Empire of America Credit Corp.(26)..............................................       1,571,108
GATX Logistics, Inc.(27)........................................................      16,661,862
Best Buy Co. Inc.(28)...........................................................         520,071
Furon Company(29)...............................................................         416,119
Rapid City, South Dakota(30)                                                           3,470,494
Kobacker Stores, Inc.(31).......................................................         209,139
                                                                                         -------
                                                                                    $103,427,998
                                                                                  ==================

                                   FOOTNOTES

 (1) Not used.
 (2) On November 30, 1982, CPA(R):2 purchased three improved properties and net leased them to Heekin Can, Inc., ("Heekin"). On April 27, 1993, the properties were sold back to Heekin pursuant to a purchase option granted to Heekin at the time of purchase. The properties were sold for $29,377,679, representing a gain of $8,377,679 over the $21,000,000 cost basis.
 (3) On August 26, 1987, CPA(R):7 purchased 40.2 acres and net leased the land to Emb-Tex Corporation and subsequently leased the land to Swiss M-Tex, L.P. On August 13, 1993, an approximately .86 acre parcel of land was sold for $166,600 net of closing costs representing a gain of $156,486 over the $10,114 cost basis.
 (4) On January 29, 1988, CPA(R):7 purchased 10 improved properties and net leased them to Yellow Front Stores, Inc. On December 23, 1993, the Phoenix, Arizona property was sold for $881,290, net of closing costs representing a loss of $847,913 over the $1,729,203 cost basis of the property.
 (5) On May 15, 1980, CPA(R):2 purchased an improved property and net leased it to G.D. Searle and Co. On January 4, 1994 the property was sold for $124,615, net of closing costs representing a loss of $93,423 over the $218,038 cost basis of the property.
 (6) On March 31, 1989 CPA(R):7 and CPA(R):8 purchased six improved properties and net leased them to NV Ryan L.P. with 37.037% and 62.963%, respectively. On April 15, 1994 the Plant City, Florida property was sold for $1,200,000 representing a loss of $1,104,139 over the $2,304,139 cost basis of the property.
 (7) On August 5, 1994 the Jefferson, Georgia property which was formerly leased to NV Ryan L.P. by CPA(R):7 and CPA(R):8 was sold for $844,778, net of closing costs representing a loss of $1,359,184 over the $2,203,962 cost basis of the property.
 (8) On December 31, 1986, CPA(R):7 purchased eight improved properties and net leased them to Mid-Continent Bottlers, Inc. and subsequently transferred the interest in one property to another tenant. On October 14, 1994, the remaining seven properties were sold for $17,800,000 representing a gain of $7,814,874 over the $9,985,126 cost basis of the property.
 (9) On August 12, 1986, CPA(R):5 purchased an improved property which was subsequently leased to Pace Membership Warehouse, Inc. On November 10, 1994, the property was sold for $6,930,000 net of closing costs representing a gain of $1,096,500 over the $5,833,500 cost basis of the property.
(10) On December 23, 1992, CPA(R)10 purchased an improved property and net leased it to Pace Membership Warehouse, Inc. On November 10, 1994, the property was sold for $6,966,100 net of closing costs, representing a gain of $316,786 over the $6,649,314 cost basis of the property.
(11) On March 18, 1993 CPA(R):10 and CIP(]) purchased five improved properties and net leased them to Data Documents, Inc. with 22.22% and 77.78% interests, respectively. On November 28, 1994, the properties were sold for $15,431,740 net of closing costs representing a gain of $1,976,706 over the $13,455,034 cost basis of the property.
(12) On August 30, 1985, CPA(R):5 purchased seven improved properties and net leased them to Industrial General Corporation. On December 30, 1994, the Forrest City, Arkansas property was sold for $650,000 net of closing costs, representing a loss of $887,254 over the $1,537,254 cost basis of the property.
(13) Operating receipts include rental income from the properties as well as certain receipts from the settlement of bankruptcy claims, where applicable. The net excess (deficiency) presented is for the entire period the property was owned by the applicable Partnership. No amounts are presented for partial land sales since such amounts are negligible.
(14) The property sold represented only a portion of the property owned by the partnership and no receipts or expenses have been separately allocated.
(15) The term "soft costs" refers to miscellaneous closing costs such as accounting fees, legal fees, title insurance costs and survey costs.
(16) On August 30, 1985, CPA(R):5 purchased seven properties and net leased them to Industrial General Corporation. On September 14, 1995, the Bald Knob, Belville and Newbury port properties were sold for $3,387,362 net of closing cost, representing a loss of $2,792,902 over the $6,180,264 cost basis of the property.

(17) On January 3, 1984, CPA(R):5 purchased properties in Gardensville, Virginia and in North Bergen, New Jersey and leased them to Liberty Fabrics. On December 31, 1995, CPA recognized a gain on sale of $2,359,000 in connection with the sale.
(18) On June 2, 1983 CPA(R):4 purchased a property in Allentown, Pennsylvania and leased it to Genesco, Inc. On June 30, 1995 the property was sold for $15,200,000 net of closing costs representing a gain of $3,497,872 over the $11,702,128 costs basis of the property.
(19) On December 11, 1986 CPA(R):7 purchased a food service facility. On December 20, 1995 the facility and operations were sold for $4,148,903 representing a loss of $3,706,669 over the $7,855,572 cost basis of the property.
(20) On April 30, 1993, CPA(R):3 purchased a warehouse property in Wilkes-Barre, Pennsylvania and leased it to the Leslie Fay Company. On January 10, 1996 CPA(R):3 sold the property recognizing a gain of $4,653,816 over the cost basis of the property. Cash received net of closing cost of $14,303,816, included two lump sum payments of $7,200,000 and $5,000,000 from Leslie Fay in connection with settlement agreement regarding a purchase option which did not ultimately result in the sale of the property to Leslie Fay. A third purchased the property for $1,853,816, net of selling costs.
(21) On May 1, 1985, CPA(R):5 purchased an office building in Helena, Montana and was assigned an existing net lease with IBM Corporation which subsequently reduced its occupancy from 100% to 40% leasable space. CPA(R):5 subsequently leased the remaining space to various other tenants. On January 19, 1996 CPA(R):5 recognized a loss of $2,342,023 over cost basis of the property.
(22) On May 2, 1986 CPA(R):6 purchased property in Dalton, Georgia and Birmingham, Alabama and leased them to Autozone, Inc. On January 26, 1996 and April 26, 1996 the properties were sold for $627,106 net of selling cost. CPA(R):6 recognized gains on sales over the cost basis of the properties of $104,462 in connection with sales.
(23) On December 19, 1991, CPA(R):10 and CIP purchased three supermarkets subject to existing net leases with Safeway Stores, Inc. as tenants-in-common, each with 50% ownership interests. On January 26, 1996 and February 15, 1996 CPA(R):10 and CIP sold the Glendale, Arizona and Escondido, California properties, respectively. CPA(R):10 and CIP recognized a net loss on both sales of $892,250 over the cost basis of the properties.
(24) On August 28, 1987, CPA(R):7 purchased seven improved properties and net leased them to Autozone, Inc. On February 12, 1996 the Denham Spring, Louisiana property and was sold for $431,779 representing a gain of $74,729 over the $357,050 cost basis of the property.
(25) On January 29, 1988 CPA(R):7 purchased 10 improved properties and net leased them to Yellow Front Stores, Inc. The Yellow Front lease was ultimately terminated and the property was released. On February 14, 1996 the Monte Vista, Colorado property was sold for $186,090, net of closings costs representing a loss of $432,201 over the $618,291 cost basis of the property.
(26) On June 28, 1991, CPA(R):10 purchased an office building occupied by Empire of America Realty Credit Corp. ("Empire") for $7,330,000 of which $4,500,000 was financed by a mortgage loan. On March 15, 1996, CPA(R):10 accepted Empire's purchase offer of $8,500,000 and recognized a net gain on sale of $562,093 over the original cost of the property.
(27) On June 7, 1985, CPA(R):5 purchased a warehouse property in Hodgkins, Illinois which was net leased to General Motors Corporation. In November 1993, the General Motors Corporation lease terminated and CPA(R):5 entered into a new lease with GATX Logistics, Inc. On April 4, 1996, CPA(R):5 recognized a gain on sale of $356,418 over the cost basis of the property.
(28) On October 16, 1992, CPA(R):10 purchased land and a retail store for $2,435,000 subject to an existing net lease with Sports Town, Inc. Best Buy Co., Inc. subsequently assumed the lease. CPA(R):10 obtained a $1,600,000 mortgage loan for this property in September 1993. On May 16, 1996, CPA(R):10 sold the retail store for $3,250,000 and recognized a gain of $564,091 over the original cost basis of the property.
(29) On January 29, 1990 CPA(R):8 and CPA(R):9 purchased nine properties as tenants-in-common and leased them to the Furon Company. On September 9, 1996, two properties were sold in Liverpool, Pennsylvania and the other in Twinsburg, Ohio, CPA 8 and 9 recognized a loss of $189,211 over the cost basis of the two properties.
(30) On April 24, 1985, CPA(R):5 purchased a hotel in Rapid City, South Dakota which it operated as a Holiday Inn. On October 1, 1996, the hotel property and its operations were sold for $4,105,000. CPA(R):5 recognized a loss of $6,301,429 over the cost basis of the property. The mortgage balance at the time of sale of $6,800,000 is presented net of sinking fund reserves of $2,295,000 which were applied as principal payments at the time of sale. The net cash received on sale was $290,728 less than the amount necessary to pay the remaining mortgage principal balance.
(31) On January 17, 1979, CPA(R):1 purchased fifteen properties located in California, Ohio and Indiana and net leased these properties to Kobacker Stores, Inc. On October 17, 1996, Kobacker exercised options under the terms of its leases for properties in Eastlake and Cleveland, Ohio to purchase such properties for stated purchase prices of $165,000 and $200,000, respectively, resulting in a loss of $22,873 over the cost basis of the properties.

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